UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MicroStrategy Incorporated

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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MicroStrategy Incorporated

2022 PROXY STATEMENT

MicroStrategy

Intelligence Everywhere

LETTER FROM OUR CHAIRMAN & CEO April 14, 2022

Dear Fellow Stockholder:

On behalf of the Board of Directors and our entire company, I invite you to attend MicroStrategy’s Annual Meeting of Stockholders on Wednesday, May 25, 2022, at 10:00 a.m., Eastern Daylight Time. In light of potential continued concerns related to the global pandemic, this meeting will be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2022. This means there will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person.

I could not be more enthusiastic about the future for MicroStrategy, our partner organizations, our customers, and our employees. The adversity we overcame during the past year stemming from the ongoing global pandemic only strengthened our resolve to pursue our vision of Intelligence Everywhere and empower those we serve with the software, services, support, and education to achieve it. In addition to our long-standing corporate strategy to grow our enterprise analytics software business, our parallel strategy to acquire and hold bitcoin has been a tremendous success. We will continue to vigorously pursue both strategies, and I strongly believe we have the right team in place to position us to deliver exceptional value to our customers and excellent financial results for our stockholders.

Our Enterprise Software Strategy

MicroStrategy is built to deliver performance, governance, and security for analytics and intelligence applications that scale without compromise. Customers embrace our open, modern, enterprise-grade platform to increase business value and productivity across their user communities, applications, and organizations. Going forward, I am pleased to share that we have moved to a monthly release cadence—enabling the same functionality, security, and stability enhancements to flow regularly for the entire platform without the friction of a single, annual release.

New features and capabilities continue to raise the bar and expand what is possible in the industry. Our latest version includes the ability for Administrators and Developers to design and deploy fully customized Library™ applications from Workstation™—with no coding required. Low-code/no-code development is expanding the ability for our customers to rapidly deploy critical applications that deliver maximum impact, with minimal efforts required on the backend. We are also excited about the proven advantages of deploying our platform via the MicroStrategy Cloud™ Environment, which enables customers to lower total cost of ownership, seamlessly upgrade to take advantage of the latest features, and maximize performance.

Finally, the open architecture of our platform is particularly well-suited for technology and OEM customers that want to embed our software into theirs. Our continued focus and development in this area have led to significant growth and recognition from this market. In today’s business landscape, enterprises are choosing to ‘buy’ vs ‘build’ analytics into their products and MicroStrategy is well positioned to benefit from this growing trend.

Our Bitcoin Strategy

The novel treasury strategy we initiated in 2020 was just the start. Adopting bitcoin as our primary treasury reserve asset set us apart from conventional competitors and elevated our brand. MicroStrategy joined a select group of high-profile, publicly-traded early adopters, including Tesla and Block. As of April 14, 2022, MicroStrategy remains the largest publicly-traded corporate holder of bitcoin. MicroStrategy, together with its subsidiaries, holds 129,218 bitcoins acquired at an aggregate purchase price of $3.97 billion and an average purchase price per bitcoin of approximately $30,700.

In 2021, we furthered our strategy of acquiring bitcoin using the proceeds of debt and equity transactions, as well as through excess cash flow from operations. We believe that our bitcoin strategy is complementary to our analytics software and services business, as it enhances brand awareness and provides opportunities to grow our enterprise customer base. Furthermore, the bitcoin strategy is an extension of our corporate lineage as an innovator and early adopter of revolutionary technologies. We helped pioneer data mining software in the 1980s. We were early to the web in the 1990s. In the 2000s, we were the first to espouse mobile analytics, as well as cloud-based analytics. As evidenced in our company history and successful track record, innovation is in our corporate DNA.

In the coming year, we will continue to focus on key priorities to empower customers with cloud-based analytics and embedded analytics, and increase awareness of our bitcoin strategy. Our Board of Directors continues to play a critical role in our efforts to drive sustainable growth and create value for our stockholders by providing their assistance and guidance in establishing and implementing our two-pronged corporate strategy and through their independent oversight of our leadership, operations, and risk management. This high level of Board engagement provides a strong foundation for our success and maintaining the trust of our stockholders.

The accompanying Notice of Annual Meeting and Proxy Statement contain information about the proposals that will be presented at the Annual Meeting and on which you are asked to vote. Whether or not you plan to attend the meeting online, it is important that your shares be represented and voted at the meeting. I encourage you to read the materials carefully and vote promptly. We thank you for your ongoing confidence in MicroStrategy, and we look forward to your participation at the Annual Meeting.

Very truly yours,

Michael J. Saylor

Chairman of the Board & Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 25, 2022

Time:	10:00 a.m., Eastern Daylight Time (“EDT”)

Place:	Exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2022

Record Date:	March 28, 2022. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to attend and vote at, the Annual Meeting.

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten (10) days prior to the Annual Meeting. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/MSTR2022. To inspect the stockholder list before the Annual Meeting, stockholders can email our Investor Relations department at ir@microstrategy.com. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

Proxy Voting:

Your vote is important. Please vote your shares as soon as possible over the telephone, on the Internet, or by mail by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option. We are requesting your vote as to the matters of business set forth below.

Matters of Business:

1.	elect five (5) directors for the next year;

2.	ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

W. Ming Shao

Senior Executive Vice President, General Counsel and Secretary

Tysons Corner, Virginia

April 14, 2022

MICROSTRATEGY | 2022 Proxy Statement	i

Director Compensation	31
Equity Compensation Plan Information	33
CEO Pay Ratio	33
AUDIT COMMITTEE REPORT	34
PROPOSAL 2—RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	35
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES	36

Fees and Services	36

Audit Committee Pre-approval Policies and Procedures	36
OTHER MATTERS	37

ii	MICROSTRATEGY | 2022 Proxy Statement

INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of MicroStrategy Incorporated (the “Company,” “MicroStrategy,” “we,” or “us”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2022 on Wednesday, May 25, 2022 at 10:00 a.m., EDT, and at any adjournment thereof. This proxy statement summarizes information needed to help you cast an informed vote at the Annual Meeting with respect to the proposals set forth in this proxy statement. We first made available this proxy statement, the Notice of Annual Meeting of Stockholders, and the proxy card on or about April 14, 2022, to all stockholders entitled to vote at the Annual Meeting. We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 15, 2022, to all stockholders of record entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 25, 2022

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials on the Internet instead of mailing a printed copy of our proxy materials to all of our stockholders. Accordingly, we are sending a separate Notice of Internet Availability of Proxy Materials to our stockholders of record. All stockholders of record will have the ability to access the proxy materials and our annual report for the fiscal year ended December 31, 2021 (the “Annual Report”) on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and Annual Report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials.

Stockholders Entitled to Vote

If you owned our class A common stock, par value $0.001 per share (“Class A Stock”), or our class B common stock, par value $0.001 per share (“Class B Stock” and collectively with Class A Stock, the “Common Stock”), at the close of business on March 28, 2022 (the “record date”), you are entitled to vote at the Annual Meeting. On the record date, there were an aggregate of 9,333,523 shares of our Class A Stock and 1,964,025 shares of our Class B Stock outstanding and entitled to vote. Each share of Class A Stock entitles the record holder thereof to one (1) vote on each of the matters to be voted on at the Annual Meeting, and each share of Class B Stock entitles the record holder thereof to ten (10) votes on each of the matters to be voted on at the Annual Meeting.

Votes Required

The holders of shares of Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of Common Stock represented in person at the meeting.

The affirmative vote of a plurality of the votes cast by the holders of Common Stock voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2).

All executed proxies will be voted in accordance with the stockholders’ instructions on the matters set forth in the accompanying Notice of Annual Meeting, and if no choice is specified, executed proxies will be voted in accordance with the Board’s recommendations on such matters as set forth in this proxy statement.

Attending the Annual Meeting

After careful consideration, in light of potential continued concerns related to the COVID-19 pandemic, and taking into account related federal, state, and local guidance, we have determined to hold the Annual Meeting in virtual format only, with no physical in-person meeting. Stockholders of record as of the record date, or those that hold a valid proxy, may attend the Annual Meeting online at www.virtualshareholdermeeting.com/MSTR2022. You will need the 16-digit control number included on your Notice of

MICROSTRATEGY | 2022 Proxy Statement	1

Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, financial institution, or other nominee, or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How to Submit Questions

Stockholders of record as of the record date may submit questions in advance of the Annual Meeting at www.proxyvote.com using the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Questions must be received by 5:00 p.m., EDT, on May 23, 2022. Questions will not be accepted during the Annual Meeting. We will try to answer as many stockholder-submitted questions that comply with the meeting rules of conduct as time permits. However, we reserve the right to edit profanity or other inappropriate language and to exclude questions that are not pertinent to Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How to Vote

You do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the telephone, on the Internet, or by mail, and your votes will be cast for you at the Annual Meeting. This process is described below.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (i) vote online during the Annual Meeting or (ii) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, on the Internet, or by mail as instructed below to help ensure your vote is counted. You may still attend the Annual Meeting and vote during the meeting even if you have already voted by proxy; only your last vote before the close of voting will be counted.

During the Meeting:

To vote online during the Annual Meeting, visit www.virtualshareholdermeeting.com/MSTR2022 and vote by Internet as instructed. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

Phone:

To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., EDT, on May 24, 2022, to be counted.

Internet:

To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., EDT, on May 24, 2022, to be counted.

Proxy Card:

To vote by mail, simply complete, sign, and date the proxy card and return it promptly in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To request a printed copy of the proxy card, follow the instructions found in the Notice of Internet Availability of Proxy Materials. If we receive your signed proxy card by May 24, 2022, the designated proxy holders will vote your shares as you direct.

2	MICROSTRATEGY | 2022 Proxy Statement

Beneficial Owner: Shares Registered in the Name of Broker, Financial Institution, or Other Nominee

If on March 28, 2022, the record date, your shares were held not in your name, but rather in an account at a brokerage firm, financial institution, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to help ensure that your vote is counted. Alternatively, you may vote over the telephone or on the Internet as instructed by your broker, financial institution, or other nominee, if applicable. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, financial institution, or other nominee. You will need the 16-digit control number included in your proxy card or the instructions that accompanied your proxy materials. Follow the instructions from your broker, financial institution, or other nominee included with these proxy materials, or contact your broker, financial institution, or other nominee to request a proxy.

List of Registered Stockholders

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten (10) days prior to the Annual Meeting. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/MSTR2022. To inspect the stockholder list before the Annual Meeting, stockholders can email our Investor Relations department at ir@microstrategy.com. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

The Effect of Not Casting Your Vote

Stockholder of Record. If you do not cast your vote, no votes will be cast on your behalf on any of the matters of business at the Annual Meeting.

Beneficial Owner. Proposal 1 is a “non-discretionary” item. If you abstain from voting on Proposal 1 and your shares are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote your shares on such matter, then your shares will not be counted as votes in favor of such matter or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on Proposal 1. Proposal 2 is a “discretionary” item, and your broker or nominee will be able to vote your shares with respect to Proposal 2, even if you have not given voting instructions to your broker or nominee.

Changing Your Vote and Revoking Your Proxy

Stockholder of Record. You may change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a new vote over the telephone, on the Internet, or by a properly completed proxy card with a later date, (ii) delivering a written revocation or a subsequently dated proxy card to MicroStrategy’s General Counsel at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, or (iii) voting online during the Annual Meeting.

Beneficial Owner. You may change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting new voting instructions to your broker or nominee by following the instructions they provided or (ii) if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting online and voting during the meeting using a valid legal proxy.

Costs of Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers, and employees, without additional remuneration, may solicit proxies by telephone and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

MICROSTRATEGY | 2022 Proxy Statement	3

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

A number of brokers, financial institutions, and other nominees with account holders who are our stockholders will be householding our proxy materials. Under this practice, a single copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker, financial institution, or other nominee (if you are a beneficial owner) that we or they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other annual meeting materials or if you currently receive multiple copies and would like to request householding of your communications, please notify us or your broker, financial institution, or other nominee. You can submit your written request to us at MicroStrategy Incorporated, located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, Attention: Investor Relations, or by calling 703-848-8600.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2023 Annual Meeting of Stockholders, including director nominations described below under the caption “Corporate Governance and the Board of Directors and its Committees—Director Candidates,” must be received by us at our principal offices, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182 by December 16, 2022 for inclusion in the proxy materials for the 2023 Annual Meeting of Stockholders. MicroStrategy suggests that proponents submit their proposals by a nationally recognized overnight courier service, addressed to the General Counsel of the Company.

If a stockholder wishes to present a proposal before the 2023 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must also give written notice to the General Counsel of the Company at the address noted above. The General Counsel must receive such notice by March 1, 2023 and, if a stockholder fails to provide such timely notice of a proposal to be presented at the 2023 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

4	MICROSTRATEGY | 2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of March 28, 2022, unless otherwise indicated, by:

•	each person who is known by us to beneficially own more than 5% of any class of our Common Stock;

•	each director or nominee for director;

•	each of our named executive officers as defined in Item 402(a)(3) of Regulation S-K; and

•	all directors and current executive officers as a group.

Except as otherwise indicated below, we believe, based on the information furnished to us, that the persons and entities named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to any applicable community property laws. Percentages have been calculated based on 9,333,523 shares of Class A Stock and 1,964,025 shares of Class B Stock outstanding as of March 28, 2022. Any shares of Class A Stock subject to outstanding stock options that are currently exercisable or will become exercisable within 60 days after March 28, 2022 and any shares of Class A Stock subject to outstanding restricted stock units (“RSUs”) that will vest within 60 days after March 28, 2022 are deemed outstanding for the purpose of calculating such director’s or officer’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise indicated, the address of each beneficial owner named below is in care of MicroStrategy Incorporated, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182.

	Number of Shares Beneficially Owned(1)				Percentage of Total Economic Interest(1)	Percentage of Total Voting Power(1)
	Class A Stock		Class B Stock
Beneficial Owner	Shares	% of Class	Shares	% of Class
Named Executive Officers and Directors:
Michael J. Saylor(2)	400,000	4.1	1,961,668	99.9	20.2	68.1
Phong Q. Le(3)	65,208	*	—	—	*	*
Timothy E. Lang(4)	30,208	*	—	—	*	*
W. Ming Shao(5)	19,642	*	—	—	*	*
Stephen X. Graham(6)	21,700	*	—	—	*	*
Jarrod M. Patten(7)	46,500	*	—	—	*	*
Leslie J. Rechan(8)	3,750	*	—	—	*	*
Carl J. Rickertsen	0	*	—	—	*	*
5% Stockholders:
Capital International Investors(9)	1,338,625	14.3	—	—	11.8	4.6
The Vanguard Group, Inc.(10)	651,113	7.0	—	—	5.8	2.2
BlackRock, Inc.(11)	613,363	6.6	—	—	5.4	2.1
Capital World Investors(12)	587,996	6.3	—	—	5.2	2.0
Citadel Securities LLC(13)	570,293	6.1	—	—	5.0	2.0
All directors and current executive officers as a group (9 persons)(14)	590,869	6.0	1,961,668	99.9	21.5	68.4

*	Less than 1.0%.
(1)

The inclusion of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. The percentage of total economic interest and the percentage of total voting power are each calculated by treating the shares of our Class A Stock and Class B Stock together as a single class. Shares of Class A Stock generally have the same rights, including rights to dividends, as shares of Class B Stock, except that shares of Class A Stock have one vote per share while shares of Class B Stock have ten votes per share. Each share of Class B Stock is convertible at any time, at the option of the holder, into one share of Class A Stock.

MICROSTRATEGY | 2022 Proxy Statement	5

(2)

Mr. Saylor’s holdings of Common Stock consist of (i) an option exercisable on or within 60 days after March 28, 2022 to purchase 400,000 shares of Class A Stock and (ii) 1,961,668 shares of Class B Stock owned by Alcantara LLC, which is wholly owned by Mr. Saylor.

(3)

Mr. Le’s holdings of Common Stock consist of (i) 208 shares of Class A Stock held by Mr. Le directly and (ii) options exercisable on or within 60 days after March 28, 2022 to purchase 65,000 shares of Class A Stock.

(4)

Mr. Lang’s holdings of Common Stock consist of (i) 208 shares of Class A Stock held by Mr. Lang directly and (ii) options exercisable on or within 60 days after March 28, 2022 to purchase 30,000 shares of Class A Stock.

(5)

Mr. Shao’s holdings of Common Stock consist of (i) 142 shares of Class A Stock held by Mr. Shao directly and (ii) options exercisable on or within 60 days after March 28, 2022 to purchase 19,500 shares of Class A Stock.

(6)

Mr. Graham’s holdings of Common Stock consist of (i) 200 shares of Class A Stock held by Mr. Graham directly and (ii) options exercisable on or within 60 days after March 28, 2022 to purchase 21,500 shares of Class A Stock.

(7)	Mr. Patten’s holdings of Common Stock consist of options exercisable on or within 60 days after March 28, 2022 to purchase 46,500 shares of Class A Stock.
(8)	Mr. Rechan’s holdings of Common Stock consist of options exercisable on or within 60 days after March 28, 2022 to purchase 3,750 shares of Class A Stock.
(9)

The number of shares beneficially owned (and other information in this footnote) is as of December 31, 2021, based on a Schedule 13G/A filed on February 11, 2022, with the SEC by Capital International Investors. Capital International Investors beneficially owns 1,338,625 shares of Class A Stock and has sole voting power with respect to all of these shares and sole dispositive power with respect to all of these shares. The address for Capital International Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(10)

The number of shares beneficially owned (and other information in this footnote) is as of December 31, 2021, based on a Schedule 13G/A filed on February 10, 2022, with the SEC by The Vanguard Group, Inc. The Vanguard Group, Inc. beneficially owns 651,113 shares of Class A Stock and has sole dispositive power with respect to 628,124 of these shares, shared voting power with respect to 15,939 of these shares, and shared dispositive power with respect to 22,989 of these shares. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(11)

The number of shares beneficially owned (and other information in this footnote) is as of December 31, 2021, based on a Schedule 13G/A filed on February 8, 2022, with the SEC by BlackRock, Inc. BlackRock, Inc. beneficially owns 613,363 shares of Class A Stock and has sole voting power with respect to 611,083 of these shares and sole dispositive power with respect to all of these shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(12)

The number of shares beneficially owned (and other information in this footnote) is as of February 11, 2022, based on a Schedule 13G filed on February 11, 2022, with the SEC by Capital World Investors. Capital World Investors beneficially owns 587,996 shares of Class A Stock and has sole voting power and sole dispositive power with respect to all of these shares. The address for Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

(13)

The number of shares beneficially owned (and other information in this footnote) is as of December 31, 2021, based on a Schedule 13G/A filed on February 14, 2022 with the SEC by Citadel Securities LLC (“Citadel Securities”), Citadel Securities Group LP (“CALC4”), Citadel Securities GP LLC (“CSGP”), Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”), and Mr. Kenneth Griffin (collectively with Citadel Securities, CALC4, CSGP, Citadel Advisors, CAH, and CGP, the “Citadel Persons”) with respect to shares of Class A Stock held by CRBU Holdings LLC (“CRBH”), Citadel Securities, and Citadel Multi-Strategy Equities Master Fund Ltd. (“CM”). CALC4 is the non-member manager of CRBH and Citadel Securities. CSGP is the general partner of CALC4. Citadel Advisors is the portfolio manager for CM. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. Mr. Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. Each of CALC4 and CSGP may be deemed to beneficially own 569,544 shares of Class A Stock and have shared voting and dispositive power with respect to all of these shares. Each of Citadel Advisors, CAH, and CGP may be deemed to beneficially own 749 shares of Class A Stock and have shared voting and dispositive power with respect to all of these shares. Mr. Griffin may be deemed to beneficially own 570,293 shares of Class A Stock and has shared voting and dispositive power with respect to all of these shares. The address for each of the Citadel Persons is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(14)

Shares of Common Stock held by the directors and current executive officers as a group consist of (i) 869 shares of Class A Stock, (ii) options exercisable on or within 60 days after March 28, 2022 to purchase an aggregate of 590,000 shares of Class A Stock, and (iii) 1,961,668 shares of Class B Stock, which are convertible into the same number of shares of Class A Stock at any time at the option of the holder.

6	MICROSTRATEGY | 2022 Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers and their ages and positions as of April 14, 2022, are as follows:

Name	Age	Title
Michael J. Saylor	57	Chairman of the Board & Chief Executive Officer
Phong Q. Le	45	President & Chief Financial Officer
Timothy E. Lang	49	Senior Executive Vice President & Chief Technology Officer
W. Ming Shao	53	Senior Executive Vice President, General Counsel & Secretary
Kevin L. Adkisson	49	Senior Executive Vice President and Chief Revenue Officer

Set forth below is certain information regarding the professional experience of each of the above-named persons. There are no family relationships among any of our executive officers or directors.

Michael J. Saylor has served as Chief Executive Officer and Chairman of the Board since founding MicroStrategy in November 1989 and has previously served as President from November 1989 to November 2000, from January 2005 to October 2012, and from January 2016 to July 2020. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a venture manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology, and Society from the Massachusetts Institute of Technology.

Phong Q. Le has served as President & Chief Financial Officer since July 2020 and previously served as Senior Executive Vice President, Chief Operating Officer & Chief Financial Officer from April 2020 to July 2020, Senior Executive Vice President & Chief Operating Officer from November 2019 to April 2020, Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer & Treasurer from June 2018 to November 2019, and Senior Executive Vice President, Chief Financial Officer & Treasurer from August 2015 to June 2018. Prior to joining MicroStrategy, Mr. Le served as the chief financial officer of XO Communications, a privately-held telecommunications company, from August 2014 to August 2015. From March 2010 to August 2014, Mr. Le held senior positions at NII Holdings, a Nasdaq-listed telecommunications company, including vice president of financial planning and analysis, vice president of strategy and business operations, and vice president of strategic finance. Prior to that, Mr. Le worked in the consulting practice at Deloitte from 1998 to 2010, where he held various positions, including senior manager. Mr. Le holds a B.S. in Biomedical and Chemical Engineering from The Johns Hopkins University and an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology.

Timothy E. Lang has served as Senior Executive Vice President & Chief Technology Officer since November 2014 and previously served as Senior Vice President, Analytics, a position he had held since September 2014. Prior to joining MicroStrategy, Mr. Lang served as the chief product officer for Talemetry Inc., a leading provider of talent generation SaaS solutions, from September 2010 to September 2014 and as vice president, product for SAP SE from January 2008 to September 2010. Prior to that, Mr. Lang held positions at SAP BusinessObjects and Crystal Decisions. Mr. Lang received a B.Soc.Sci. in Information Management from the University of Melbourne.

W. Ming Shao has served as Senior Executive Vice President, General Counsel & Secretary since December 2014 and has previously served in other senior positions, including Executive Vice President & General Counsel, Senior Vice President & General Counsel, and Senior Vice President & Deputy General Counsel, since joining MicroStrategy in February 2000. Prior to that, Mr. Shao was a lawyer practicing at the global law firm Hogan & Hartson L.L.P. (now Hogan Lovells US LLP). Mr. Shao received an A.B. in Government from Cornell University and a J.D. from Harvard Law School.

Kevin L. Adkisson has served as Senior Executive Vice President & Chief Revenue Officer since January 2022 and has previously served in various senior sales positions since joining MicroStrategy in October 2016, including Executive Vice President, North America Sales; Vice President and General Manager, North America Sales, Central; and Sales Director. Prior to joining MicroStrategy, Mr. Adkisson served as Senior Vice President, Global Sales at Conduit Global, a provider of Cloud Contact Center as a Service (CCaaS) and Business Process Outsourcing (BPO) solutions, from May 2014 to September 2016; as Senior Vice President, Global Sales at Kognitio, an in-memory analytical software platform provider, from June 2012 to May 2014; and as Partner and Vice President of Sales at Crown Partners, a provider of end-to-end digital marketing solutions, from December 2004 to June 2012. Mr. Adkisson also served in various sales roles at several technology companies from 1994 to 2004. Mr. Adkisson received a B.A. in English and Computer Applications from the University of Notre Dame.

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PROPOSAL 1—ELECTION OF DIRECTORS

The Board proposes the election of the persons listed below as directors of the Company. Each current director of the Company has been nominated for re-election. The persons named in the proxy card will vote to elect as directors the five nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. Each director will be elected to hold office until the next annual meeting of stockholders and until the election and qualification of his successor or his earlier death, resignation, or removal. The Board may elect additional directors in the future in accordance with the Company’s Amended and Restated By-laws.

Nominees

Set forth below, for each nominee, is his name, age, position with the Company, principal occupation and business experience during at least the past five years, the year of commencement of his term as a director of the Company, and the names of other public companies in which he currently holds directorships or has held directorships during at least the past five years, as applicable. We have also presented information below regarding each nominee’s specific experience, qualifications, attributes, and skills that led our Board to conclude that he should serve as a director.

Michael J. Saylor Chairman of the Board & Chief Executive Officer Age: 57 Director since: 1989 Board Committees: None

Mr. Saylor has served as Chief Executive Officer and Chairman of the Board since founding MicroStrategy in November 1989 and has previously served as President from November 1989 to November 2000, from January 2005 to October 2012, and from January 2016 to July 2020. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a venture manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology, and Society from the Massachusetts Institute of Technology.

Qualifications: We believe that Mr. Saylor is well-suited to serve on our Board due to his position as our Chief Executive Officer and his more than 30 years with the Company, including as its founder. In addition to his leadership expertise, Mr. Saylor is regarded as a technology visionary and has deep knowledge of the Company’s history, strategy, technology, and culture, as well as unique insight into the Company’s product development, marketing, finance, and operations.

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Stephen X. Graham Independent Director Age: 69 Director since: 2014 Board Committees: Audit (Chair)	Mr. Graham has been a member of the Board since April 2014. Mr. Graham is currently president of CrossHill Financial Group, Inc., a private merchant bank and advisory firm that he founded in 1988, and has been a general partner of CrossHill Georgetown Capital, L.P. since 2000 and CrossHill Debt II, L.P. since 2004 and a manager of CrossHill Georgetown Management, LLC since 2000. Mr. Graham has also been chairman of the board of directors of Meteor Affinity, Inc., a marketing and advertising company operating the Official NASCAR Members Club and a portfolio company of CrossHill Debt II, L.P., since 2009 and chief executive officer since 2014. Prior to that, Mr. Graham was a principal with Kidder, Peabody & Co. and held positions with Merrill Lynch & Co. and Arthur Young & Co. (which later became part of Ernst & Young LLP). Mr. Graham was a member of the board of directors of TNS, Inc., a former New York Stock Exchange-listed global data communications and interoperability solutions company, from 2003 until the company’s acquisition by Siris Capital Group, LLC in 2013. While a member of the board of directors of TNS, Inc., Mr. Graham served as chairman of the audit committee from 2003 to 2013 and as chairman of the board of directors from 2012 to 2013. Mr. Graham also served as a member of the board of directors of Speedus Corp. from 2009 to 2011. Mr. Graham also previously served from 1995 to 2001 as a member of the board of directors of Credit Management Solutions, Inc., a former Nasdaq-listed credit processing software company, and several private companies. Mr. Graham received a B.S.B.A. from Georgetown University and an M.B.A. from the University of Chicago Booth School of Business.

Qualifications: We believe that Mr. Graham is well-suited to serve on our Board due to his substantial executive experience and his experience as an outside director and audit committee member, which provides the Board with important perspectives on financial matters.

Jarrod M. Patten Independent Director Age: 50 Director since: 2004 Board Committees: Audit, Compensation

Mr. Patten has been a member of the Board since November 2004. Mr. Patten founded RRG, a global real estate consulting and advisory firm, and has served as the firm’s president and chief executive officer since its inception in 1996. RRG is an international consulting firm specializing in the development and implementation of enterprise-wide audit and cost control strategies that heighten operational controls, lower operating costs, increase transparency, and extend cost accountability for RRG’s geographically diverse client base. Mr. Patten received a B.S. in Biology and a B.A. in Biological Anthropology and Anatomy from the Trinity College of Arts and Sciences at Duke University.

Qualifications: We believe that Mr. Patten is well-suited to serve on our Board due to his leadership and management expertise as a chief executive officer, his international business, finance, and corporate compliance experience, and his extensive knowledge of cost and operational controls.

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Leslie J. Rechan Independent Director Age: 60 Director since: 2018 Board Committees: Compensation

Mr. Rechan has been a member of the Board since March 2018. Mr. Rechan founded Rechan Consulting Group LLC, a CXO services firm, and has served as the firm’s chief executive officer since its inception in February 2022. Mr. Rechan has also served as chief growth officer since February 2022 and as a board advisor since January 2017 at JASCI Software, a privately-held next generation warehouse management system company. Mr. Rechan has also served as a board advisor at Cognitive Scale, a trusted AI development platform company, since October 2017. Mr. Rechan served as chief operating officer of PROS Holdings, Inc., a publicly-traded cloud software company, from May 2020 to February 2022. From September 2017 to May 2020, Mr. Rechan served as president and chief executive officer and a director of Solace Corp., a privately-held smart data movement solutions company. Prior to that, Mr. Rechan served as president and chief executive officer and a director of Halogen Software, a cloud-based talent management software provider, from May 2015 to May 2017. Previously, he served as general manager from November 2011 to April 2014 and as vice president, sales, solutions, and services from February 2008 to October 2011 of IBM Business Analytics, a software group at IBM Corp. He also served as chief operating officer of Cognos Inc. from 2006 to 2008. Prior to Cognos, Mr. Rechan worked at Siebel Systems, Inc. and then Oracle Corporation upon its acquisition of Siebel Systems in 2006. From March 2006 to May 2006, Mr. Rechan served as senior vice president and global general manager, CRM strategy at Oracle. From 2004 to 2006, Mr. Rechan served as senior vice president and general manager of Americas sales of Siebel Systems and served in the same capacity for the global manufacturing and distribution industries business unit of Siebel Systems. Mr. Rechan served as senior vice president and general manager of North American worldwide field operations of Cadence Design Systems Inc. from 2003 to 2004. He served as president and chief operating officer of Onyx Software Corp. from 2001 to 2002. Prior to 2001, Mr. Rechan held several leadership positions at IBM across field sales, systems engineering, services, solutions, development, and general management in North America, Europe, and Asia Pacific. From May 2015 to May 2020, Mr. Rechan served on the board of directors and audit committee of PROS Holdings, Inc. Mr. Rechan received a B.S. in Electrical Engineering and a B.A. in Organizational Behavior from Brown University and an M.A. in Management from Northwestern University.

Qualifications: We believe that Mr. Rechan is well-suited to serve on our Board due to his expertise in corporate strategy and development in the enterprise software sector and his extensive experience in international operations, sales, and services.

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Carl J. Rickertsen Independent Director Age: 62 Director since: 2002 Board Committees: Compensation (Chair), Audit

Mr. Rickertsen has been a member of the Board since October 2002. Mr. Rickertsen is currently managing partner of Pine Creek Partners LLC and Iris Partners LLC, each a private equity investment firm, positions he has held since January 2004. From January 1998 to January 2004, Mr. Rickertsen was chief operating officer and a partner at Thayer Capital Partners, a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a managing partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen has served as a member of the boards of directors and audit committees of Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc., each of which is a closed-end management investment company, since 2011 and 2013, respectively. He has also served as a member of the board of directors and audit and compensation committees of Berry Global Inc., a global manufacturer and marketer of value-added plastic consumer packaging and engineered materials, since January 2013. He has also served as a member of the board of directors of Hut 8 Mining Corp., a digital asset mining company, since December 2021. From April 2012 to October 2016, Mr. Rickertsen was a member of the board of directors and compensation committee of Noranda Aluminum Holding Corporation, an integrated producer of value-added primary aluminum products and rolled aluminum coils. From April 2003 to January 2010, Mr. Rickertsen was a member of the board of directors and audit committee of Convera Corporation, a publicly-traded search-engine software company. From March 2004 to September 2008, Mr. Rickertsen was a member of the board of directors and compensation committee of UAP Holding Corp., a distributor of farm and agricultural products. Mr. Rickertsen received a B.S. from Stanford University and an M.B.A. from Harvard Business School.

Qualifications: We believe that Mr. Rickertsen is well-suited to serve on our Board due to his finance and capital markets experience across various industries and his experience as an outside director of several public companies, which provides the Board with important perspectives on corporate governance matters.

The Board Recommends a Vote “FOR” Each of the Nominees Named Herein for Election as Director.	✔

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CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS AND ITS COMMITTEES

Related Person Transaction Policy and Related Person Transactions

We have adopted a formal written policy and procedure for the review, approval, and ratification of related person transactions, as defined under the rules and regulations promulgated by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The policy covers any transaction in which we were or are to be a participant, the amount involved exceeds $120,000, and any related person had or will have a direct or indirect material interest. For purposes of the policy, a related person is defined to be any of the following: (i) a director, director nominee, or executive officer of the Company since the beginning of the Company’s last fiscal year; (ii) a beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) a member of a foregoing person’s immediate family; and (iv) any entity in which one or more of the foregoing persons, individually or in the aggregate, has or had a greater than 10% ownership interest. The policy generally requires any proposed related person transaction to be reported to our General Counsel and reviewed and approved by the Audit Committee of the Board (the “Audit Committee”) prior to effectiveness or consummation of the transaction, whenever practical. If the General Counsel determines that advance approval of a related person transaction is not practical under the circumstances, the Audit Committee must review the transaction and, in its discretion, may ratify the related person transaction at its next meeting. For transactions arising between meetings of the Audit Committee, the Chair of the Audit Committee can approve the transaction, subject to ratification by the Audit Committee at its next meeting. If the General Counsel first learns of a related person transaction after such transaction has already taken place, the Audit Committee must review the transaction and, in its discretion, may ratify the related person transaction at its next meeting. Related person transactions involving compensation of executive officers must be reviewed and approved in accordance with the Company’s then-existing executive compensation policies or procedures as approved by the Board or an independent committee thereof.

The Audit Committee may approve or ratify a related person transaction only if the Audit Committee determines that, under the circumstances, the transaction is in our best interests. The Audit Committee may impose conditions on the related person transaction as it deems appropriate. In making such determination, the Audit Committee reviews and considers the following, among other factors:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature is reviewed by the Audit Committee annually.

In addition to the procedures set forth in the policy, we have multiple processes for reporting conflicts of interest, including related person transactions, to the Audit Committee. Under our Code of Conduct, all employees are required to report any transaction, relationship, or other circumstance that constitutes a conflict of interest for such employee to the General Counsel or to the Audit Committee, as appropriate. We also annually distribute questionnaires to our executive officers and members of the Board requesting certain information regarding, among other things, their immediate family members, employment, and beneficial ownership interests, which information is then reviewed for any conflict of interest under the Code of Conduct and for any related person transaction under the policy.

As previously disclosed, in June 2021, the Company determined not to renew its directors’ and officers’ liability insurance due to the Company’s inability to obtain acceptable terms due to market trends toward higher premiums and the novelty of

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the Company’s bitcoin acquisition strategy. Instead, Mr. Saylor agreed with the Company to personally provide coverage substantially equivalent to such a policy for up to a one-year period by entering into an indemnification agreement with the Company. Pursuant to the indemnification agreement with Mr. Saylor, the Company paid Mr. Saylor an initial fee of $388,945 for the initial 90-day term. Pursuant to the terms of the indemnification agreement, the Company elected to extend the term for three additional 90-day periods which began in September 2021, December 2021, and March 2022, and paid Mr. Saylor an additional $1,166,835 in the aggregate for these extensions.

Except as may be the case with respect to the matter discussed in the immediately preceding paragraph and as may otherwise be disclosed in “Executive and Director Compensation—Executive Officer Compensation” or “Executive and Director Compensation—Director Compensation,” there have been no related person transactions required to be reported pursuant to rules or regulations promulgated by the Exchange Act since the beginning of 2021.

Board of Directors

Our Board is currently comprised of Messrs. Saylor, Graham, Patten, Rechan, and Rickertsen. During 2021, the Board met seven times and acted by unanimous written consent six times. During 2021, Mr. Patten attended six of the seven meetings of the Board and all other Board members attended all the meetings of the Board. The Board has determined that each of the Company’s non-employee directors is an independent director as defined in Rule 5605(a)(2) of the Nasdaq Stock Market, Inc. (“Nasdaq”) Marketplace Rules. Mr. Saylor is not an independent director under Rule 5605(a)(2) because he is our Chief Executive Officer (“CEO”). Independent directors collectively constituted during 2021, currently constitute, and following the Annual Meeting will constitute a majority of the Board.

The independent members of the Board regularly meet in executive sessions without any employee director or other members of management in attendance.

The Company’s certificate of incorporation and by-laws require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. As discussed above, in 2021, the Company determined not to renew its directors’ and officers’ liability insurance policy due to the Company’s inability to obtain acceptable terms due to market trends toward higher premiums and the novelty of the Company’s bitcoin acquisition strategy. Instead, Mr. Saylor agreed with the Company to personally provide coverage substantially equivalent to such a policy for up to a one-year period, and the other members of the Board are third-party beneficiaries thereof. In order to assess the independence of its non-employee directors, the Board considered the indemnification agreement that the Company entered into with Mr. Saylor relating to the indemnification of directors and officers. The Board concluded that because such arrangement is governed by a binding agreement with the Company as to which Mr. Saylor does not have unilateral discretion to perform, and is intended to replace an ordinary course insurance policy, it would not impair the independent judgment of the other members of the Board.

Controlled Company

We are a “controlled company” as defined in Rule 5615(c)(1) of the Nasdaq Marketplace Rules because more than 50% of the voting power of the Company is controlled by our Chairman of the Board & CEO, Michael J. Saylor.

Because we qualify as a controlled company, we are not required to have a majority of our Board be comprised of independent directors. Additionally, our Board is not required to have an independent compensation or nominating committee or to have the independent directors exercise the nominating function. We are also not required to have the compensation of our executive officers be determined by a compensation committee of independent directors or a majority of the independent members of our Board. In addition, we are not required to empower our Compensation Committee of the Board (the “Compensation Committee”) with the authority to engage the services of any compensation consultants, legal counsel, or other advisors or to have the Compensation Committee assess the independence of compensation consultants, legal counsel, or other advisors that it engages.

In light of our status as a controlled company, our Board has determined not to establish an independent nominating committee or have its independent directors exercise the nominating function and has elected instead to have the Board be directly responsible for nominating members of the Board. As mentioned above, the majority of our Board is currently comprised of independent directors, and our Board has established a Compensation Committee comprised entirely of independent directors. For more information regarding how we determine our executive compensation in light of our status as a controlled company, please see “Executive and Director Compensation—Compensation Discussion and Analysis” below.

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Audit Committee

The Board has established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act and adopted the Amended and Restated Charter for the Audit Committee, which is publicly available on the Corporate Governance section of our website, www.microstrategy.com/en/investor-relations. The Audit Committee reviews our accounting and financial reporting processes, the internal and external audits of our financial statements, and the effectiveness of our controls over financial reporting, provides the opportunity for direct contact between our independent registered public accounting firm and the Board, and provides information about significant financial matters to the Board.

The Audit Committee is currently comprised of Messrs. Graham (Chair), Patten, and Rickertsen. During 2021, the Audit Committee met six times and acted by unanimous written consent two times. All members attended all the meetings of the Audit Committee in 2021.

The Board has determined that each member of the Audit Committee meets the Nasdaq Marketplace Rules’ definition of an independent director for audit committee purposes, as well as the independence requirements of Rule 10A-3 under the Exchange Act. The Board has designated Mr. Graham as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the caption “Audit Committee Report.”

Compensation Committee

The Board has established a standing Compensation Committee and adopted the Third Amended and Restated Charter for the Compensation Committee, which is publicly available on the Corporate Governance section of our website, www.microstrategy.com/en/investor-relations. The Compensation Committee determines the compensation arrangements of our CEO, awards under the MicroStrategy Incorporated 2013 Stock Incentive Plan (the “2013 Equity Plan”), and arrangements relating to certain perquisites and personal benefits provided to our executive officers and performs other functions related to compensation matters. The Compensation Committee may delegate any of its responsibilities to (i) a subcommittee comprised of one or more members of the Compensation Committee, (ii) the Board of Directors or (iii) members of management.

The Compensation Committee is currently comprised of Messrs. Rickertsen (Chair), Patten, and Rechan. During 2021, the Compensation Committee met one time and acted by unanimous written consent six times. All members attended the meeting of the Compensation Committee in 2021.

The Board has determined that each member of the Compensation Committee meets the Nasdaq Marketplace Rules’ definition of an independent director for compensation committee purposes, as well as the independence requirements of Rule 10C-1 under the Exchange Act. Each member of the Compensation Committee is also a non-employee director, as defined in Rule 16b-3 under the Exchange Act. Additional information regarding the Compensation Committee and its functions and responsibilities is included in this proxy statement under the captions “Executive and Director Compensation—Compensation Discussion and Analysis” and “Executive and Director Compensation—Compensation Committee Report.”

Board Leadership Structure

Mr. Saylor, our CEO, is also the Chairman of the Board. Our Board has determined that having the same individual hold both positions is appropriate for a controlled company, in the best interests of MicroStrategy and our stockholders, and consistent with good corporate governance for the following reasons:

•

Our CEO is more familiar with our business and strategy than an independent, non-employee Chairman would be and is thus better positioned to focus our Board’s agenda on the key issues facing our Company.

•	A single Chairman and CEO provides strong and consistent leadership for the Company without risking overlap or conflict of roles.

•	Oversight of our Company is the responsibility of our Board as a whole, and this responsibility can be properly discharged without an independent Chairman.

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We do not have a lead independent director or a presiding director. However, the independent directors regularly meet in executive sessions of the Board. In light of our status as a controlled company, we believe that the structure of our Board provides an appropriate balance of management leadership and non-management oversight.

Oversight of Risk

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board oversees risk management activities relating to business strategy, capital allocation, organizational structure, and certain operational risks. Our Audit Committee oversees risk management activities relating to financial controls and legal and compliance risks, and our Compensation Committee oversees risk management activities relating to the Company’s compensation policies and practices. In addition, since risk issues often overlap, committees from time to time can request that the full Board discuss particular risk issues.

Director Candidates

As noted above, we do not have a standing nominating committee and the functions of evaluating and selecting directors are performed by the Board as a whole. The Board will, from time to time, evaluate biographical information and background materials relating to potential candidates and interview selected candidates.

In considering whether to nominate any particular candidate for election to the Board, the Board uses various criteria to evaluate each candidate, including each candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest, and ability to act in the interests of our stockholders. In addition, the Board has adopted a Board Diversity Policy, under which the pool of candidates from which Board nominees are chosen is required to include candidates who are diverse with respect to gender, race, ethnicity and/or membership in a historically underrepresented group, and we are required, in selecting Board nominees, to consider candidates from both corporate positions beyond the executive suite and non-traditional environments, including government, academic, and nonprofit organizations. The Board also considers whether a potential nominee would satisfy the Nasdaq Marketplace Rules’ definition of an independent director and the SEC’s definition of an audit committee financial expert. The Board does not set specific minimum qualifications or assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee.

Due to our status as a controlled company under Nasdaq Marketplace Rules, we do not have a formal policy with respect to the consideration of director candidates recommended by our stockholders. Stockholder recommendations relating to director nominees or other proposals may be submitted in accordance with the procedures set forth above under “Information Regarding the Annual Meeting of Stockholders—Stockholder Proposals.” Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications. Such nominations will be evaluated in the same manner as nominations by members of the Board, management, or other parties. Stockholders may also send communications to the Board in accordance with the procedures set forth below under “Corporate Governance and the Board of Directors and its Committees—Communicating with the Board of Directors.”

Directors’ Attendance at Annual Meeting of Stockholders

Although we do not have a policy with respect to directors’ attendance at our Annual Meeting, all directors are encouraged to attend the Annual Meeting. All five members of the Board attended the 2021 Annual Meeting of Stockholders, which was held in virtual format only.

Communicating with the Board of Directors

Stockholders who wish to send communications to the Board may do so by writing to the General Counsel of MicroStrategy, c/o MicroStrategy Incorporated, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182. The mailing envelope must clearly indicate that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and include the stockholder’s full name, address, and a telephone number. If the letter is intended for a specific Board member, the name of such Board member should be noted in the communication. The General Counsel will

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forward any such correspondence to the intended recipient. However, prior to doing so, the General Counsel or his designee will review such correspondence and, in his or her discretion, may not forward communications that relate to ordinary business affairs, communications that are primarily commercial in nature or personal grievances, or communications that relate to an improper or irrelevant topic or are otherwise inappropriate for the Board’s consideration.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers, and holders of more than 10% of our Class A Stock to file reports of their ownership and changes in ownership of our Class A Stock with the SEC. Based solely on our review of the reports filed during 2021 and written representations from our directors and officers that no other reports were required, all Section 16(a) filing requirements were satisfied with respect to 2021, except that a Form 4 for Leslie Rechan reporting one transaction that was due on March 3, 2021 was filed late on March 26, 2021.

Code of Ethics

The Board, through its Audit Committee, has adopted a Code of Ethics that applies to MicroStrategy’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and such other personnel of MicroStrategy or its majority-owned subsidiaries as may be designated from time to time by the Chair of the Audit Committee. The Code of Ethics, as amended, is publicly available on the Corporate Governance section of our website, www.microstrategy.com/en/investor-relations. We intend to disclose any amendments to the Code of Ethics or any waiver from a provision of the Code of Ethics on the Corporate Governance section of our website, www.microstrategy.com/en/investor-relations.

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EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

This section explains our executive compensation philosophy and objectives, how our objectives are implemented, the elements of our executive compensation program, and the decisions made with respect to 2021 regarding the compensation of each of our executive officers who served in 2021. We refer to the following individuals in our Compensation Discussion and Analysis as our “executive officers”:

Michael J. Saylor Chairman of the Board & Chief Executive Officer

Phong Q. Le President & Chief Financial Officer	Timothy E. Lang Senior Executive Vice President & Chief Technology Officer	W. Ming Shao Senior Executive Vice President, General Counsel & Secretary

All of these individuals constitute our “named executive officers” for 2021 (as defined in Item 402(a)(3) of Regulation S-K).

General Philosophy and Compensation Objectives: Performance, Alignment, and Retention

The goal of our compensation program for our executive officers is the same as our goal for operating the Company—to create long-term value for our stockholders. In furtherance of this goal, our executive compensation program is designed to reward, motivate, and provide incentives for exceptional individual performance and effective leadership by our executive officers, to reward executive officers for superior financial and operating results of the Company, and to align our executive officers’ interests with those of our stockholders. It is also designed to attract and retain executive officers who may be presented with other professional opportunities, including ones at potentially higher compensation levels, by providing an overall compensation package that is market competitive over time and provides significant long-term incentives through the grant of equity awards. These objectives serve as the basis for determining the overall compensation of each executive officer, all in the context of general economic and industry conditions and Company performance.

Key elements of our executive compensation program for 2021 that were designed to achieve these objectives included:

•	a base salary for each of our executive officers, other than Mr. Saylor, designed to help retain them and reward them for overall performance;

•

a discretionary annual cash bonus target for each of Messrs. Le, Lang, and Shao designed to help retain, reward, and motivate them based on a subjective evaluation of their achievement of strategic, operational, and financial objectives in their areas of responsibility that support our goal of enhancing stockholder value; and

•

long-term incentives in the form of stock options granted to each of Messrs. Le, Lang, and Shao under the 2013 Equity Plan, designed to provide them with long-term performance-based incentives that are intended to further align their interests with those of our stockholders.

We also provided each of our executive officers with certain perquisites and other benefits in 2021 that the Compensation Committee or CEO, as applicable, believes are reasonable and consistent with the objectives of our executive compensation program. Perquisites comprised the most significant portion of Mr. Saylor’s 2021 compensation, principally as a result of security and transportation-related benefits and associated tax gross-up payments that are discussed below.

In determining executive officer compensation for 2021, the Compensation Committee and CEO considered the stockholder support that the “say-on-pay” proposal received at our May 27, 2020, Annual Meeting of Stockholders. Based on such considerations, for 2021, the Compensation Committee and CEO determined not to make significant changes to our compensation mix and other compensation policies since the “say-on-pay” vote as the Company determined to make stock option grants consistent with the compensation mix in the “say-on-pay” vote rather than the restricted stock units (RSUs) that were granted in 2020. We believe that our compensation program is effectively designed to implement our objectives and is aligned with the interests of our stockholders.

MICROSTRATEGY | 2022 Proxy Statement	17

Implementing Our Objectives

Role of the Compensation Committee and CEO

The Compensation Committee has the authority and responsibility to develop, adopt, and implement compensation arrangements for the CEO. Consistent with the Nasdaq Marketplace Rules applicable to controlled companies, the Board has delegated to the CEO the authority and responsibility to develop, adopt, and implement compensation arrangements for all executive officers other than himself. The CEO makes compensation determinations regarding other executive officers in periodic consultation with the Compensation Committee. However, the Compensation Committee determines awards under the 2013 Equity Plan and arrangements relating to certain perquisites and personal benefits provided to our executive officers. Neither the Company nor the Compensation Committee engaged a third-party compensation consultant to help determine or provide input regarding the determination of the 2021 compensation for the CEO or other executive officers.

Determining Compensation

Our executive compensation decisions are primarily based on a review of our performance and a subjective assessment of the executive officer’s performance during the year against strategic, operational, and financial objectives. The Compensation Committee or the CEO, as applicable, also takes into account the scope of the executive officer’s responsibilities, unique leadership skills and management experience, strengths and abilities in his respective area of responsibility, employment and compensation history with us, overall compensation arrangements, and long-term potential to enhance stockholder value, all in the context of general economic and industry conditions and Company performance. Specific factors that may affect executive compensation decisions include:

•	key financial metrics, such as revenues, bookings, cost of revenues, operating expenses, operating income, operating margins, and earnings per share; and

•

strategic and operational objectives, such as bitcoin-related initiatives and business strategy, operational, financial, and human capital management initiatives, technological innovation and product release execution, sales execution and performance, customer service, engagement, and consulting initiatives, development and execution of marketing initiatives, and oversight of corporate governance, commercial contracts, legal risk management, and other legal matters.

The Compensation Committee or the CEO, as applicable, subjectively combines the compensation elements for each executive officer in a manner that the Compensation Committee or the CEO believes is consistent with the executive officer’s role and contributions to the Company. The Compensation Committee and CEO incorporate flexibility into our compensation program and the assessment process to respond to and adjust for an evolving and dynamic business environment. We believe that our executive compensation program promotes long-term value to stockholders by retaining key executive officers and rewarding them, as applicable, for increases in the market price of our Class A Stock and for financial and operational results that are expected to contribute to long-term stockholder value.

The CEO generally establishes performance-based cash bonus arrangements and makes determinations regarding adjustments to base salary and cash bonus targets for our other executive officers in the first quarter of each year. Determinations regarding the actual payment of bonuses are generally made in the first quarter following the applicable performance period.

The Compensation Committee and CEO did not conduct benchmarking in establishing compensation arrangements for any of the executive officers, but instead established compensation based on their respective subjective determinations of the factors discussed above. The Compensation Committee also considered recommendations from the CEO in establishing compensation arrangements. The Compensation Committee and CEO did not assign relative weights to Company and individual performance in establishing these compensation arrangements, but instead made respective subjective determinations after considering such performances collectively.

Employment and Severance Agreements

As a general matter, our executive officers do not have standing employment, severance, or change-of-control agreements. Our CEO serves at the will of the Board, and the other executive officers serve at the will of the Board and the CEO. This approach is consistent with our employment and compensation philosophy that relies significantly upon providing incentives based on performance and aligning the interests of executive officers with those of our stockholders.

18	MICROSTRATEGY | 2022 Proxy Statement

Equity Ownership Guidelines

As of March 28, 2022, Mr. Saylor beneficially owned 400,000 shares of Class A Stock (in the form of a fully vested option to purchase 400,000 shares of Class A Stock) and 1,961,668 shares of Class B Stock, collectively representing 68.1% of the total voting power and 20.2% of the total equity interest in the Company. Given the significant equity stake already held by Mr. Saylor, we do not believe that any equity ownership guidelines would be meaningful.

Prohibition on Hedging Transactions

Our insider trading policy prohibits our directors, officers, and employees (and anyone acting on their behalf) from, among other things, buying put options, selling call options, and purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Elements Used to Achieve 2021 Compensation Objectives

The principal elements of our 2021 compensation program for Mr. Saylor were a stock option award under the 2013 Equity Plan granted in 2014 and perquisites consisting principally of security and transportation-related benefits and associated tax gross-up payments. The principal elements of our 2021 compensation program for each of Messrs. Le and Lang were a base salary, a discretionary annual cash bonus target, stock option awards under the 2013 Equity Plan granted in 2017, 2018, 2019, and 2021 and RSUs under the 2013 Equity Plan granted in 2020. The principal elements of our 2021 compensation program for Mr. Shao were a base salary, a discretionary annual cash bonus target, stock option awards under the 2013 Equity Plan granted in 2018, 2019, and 2021 and RSUs under the 2013 Equity Plan granted in 2020. We also provided each of our executive officers with certain perquisites and other benefits in 2021 that the Compensation Committee or CEO, as applicable, believes are reasonable and consistent with the objectives of our executive compensation program. Each of these compensation elements satisfies one or more of our performance, alignment, and retention objectives, as described more fully below.

Base Salary

We provide cash compensation in the form of base salary to help (i) attract and retain talented executive officers and (ii) reward overall performance by our executive officers. For 2021, a competitive base salary was an important component of compensation as it provided a degree of financial stability for each of our executive officers other than Mr. Saylor.

In September 2014, at Mr. Saylor’s request, the Compensation Committee reduced Mr. Saylor’s annual base salary to $1. The Compensation Committee considered that following the reduction in Mr. Saylor’s salary and elimination of his incentive cash bonus arrangement, a larger percentage of Mr. Saylor’s compensation would be directly tied to the Company’s stock performance, which is consistent with the Company’s compensation policies approved by stockholders at our 2020 Annual Meeting of Stockholders, and that such change would not adversely impact his financial stability. The Compensation Committee considered Mr. Saylor’s compensation arrangements in April 2021 and April 2022 and, in each case at Mr. Saylor’s request, left his annual base salary at $1.

In February 2021, the CEO adjusted the base salaries for Messrs. Le, Lang, and Shao, effective January 1, 2021, as indicated in the table below. In February 2022, the CEO adjusted the base salaries for Messrs. Lang and Shao, effective January 1, 2022, as indicated in the table below.

	Base Salary as of December 31, 2020 ($)	Base Salary as of January 1, 2021 ($)	Base Salary as of January 1, 2022 ($)
Phong Q. Le	750,000	900,000	900,000
Timothy E. Lang	550,000	600,000	640,000
W. Ming Shao	550,000	600,000	640,000

MICROSTRATEGY | 2022 Proxy Statement	19

In making these determinations, the CEO did not assign relative weights to Company and individual performance, but instead made subjective determinations that the amounts of base salary were appropriate and in so doing considered the following general factors:

•

each executive officer’s individual performance, as measured against various strategic, operational, and financial objectives in such executive officer’s area of responsibility such as operational excellence and revenue growth, as well as (i) for Mr. Le, operational, financial, and human capital management initiatives, sales execution and performance, customer service, engagement, and consulting initiatives, development and execution of marketing initiatives, as well as the additional responsibilities he undertook in connection with his assumption of the President and Chief Financial Officer (“CFO”) roles, including bitcoin-related initiatives and business strategy and his efforts in structuring and executing the Company’s debt and equity offerings, (ii) for Mr. Lang, technological innovation and product release execution, and (iii) for Mr. Shao, oversight of corporate governance, commercial contracts, legal risk management, and other legal matters, as well as bitcoin-related initiatives and business strategy and his efforts in structuring and executing the Company’s debt and equity offerings;

•	job responsibilities of each executive officer as we implement new business initiatives, focus on revenue growth, and adjust our strategic plan for an evolving business environment;

•

each executive officer’s strengths and abilities in his respective field, leadership skills, management experience, employment and compensation history, overall compensation arrangements, and long-term potential to enhance stockholder value;

•	the competitive market for talented managers with comparable experience and expertise; and

•	Company performance over the prior several quarters and motivation to grow the business in the future, as well as general economic and industry conditions.

Each position is unique, not only in function, but also in terms of the market norms for compensation and the pool of potential executives who may be available to fill that particular role. Given these unique conditions, determinations regarding base salaries are unique to each executive officer and do not necessarily reflect any comparative judgments.

Cash Bonuses

Our cash bonus compensation is designed to help (i) attract and retain talented executive officers, (ii) reward achievement of strategic, operational, and financial objectives that support our goal of enhancing stockholder value, and (iii) motivate executive officers to achieve superior performance in their areas of responsibility. Together with our stock option awards and RSUs, our cash bonus compensation program is one of the main vehicles for providing performance-based compensation to executive officers. The Compensation Committee and CEO consider various factors in determining the form and structure of the cash bonus arrangement that is most appropriate for attracting, retaining, rewarding, and motivating the individual executive officer.

No Saylor Cash Bonus

In September 2014, at Mr. Saylor’s request, the Compensation Committee eliminated Mr. Saylor’s incentive cash bonus arrangement. The Compensation Committee considered that, following the reduction in Mr. Saylor’s salary and elimination of his incentive cash bonus arrangement, a larger percentage of Mr. Saylor’s compensation would be directly tied to the Company’s stock performance, which is consistent with the Company’s compensation policies approved by stockholders at our 2020 Annual Meeting of Stockholders, and that such change would not adversely impact his financial stability. The Compensation Committee considered Mr. Saylor’s compensation arrangements in April 2021 and April 2022 and, in each case at Mr. Saylor’s request, did not establish a cash bonus arrangement for him.

Discretionary Annual Cash Bonuses

For 2021, the compensation of Messrs. Le, Lang, and Shao included discretionary annual cash bonus targets established based on the CEO’s subjective evaluation of the appropriate targets to help retain, reward, and motivate the applicable executive officer. In making this determination, the CEO takes into account the same factors described above with respect to base salary determinations. In setting target bonus amounts, the CEO also considers his expectations for the business department headed by each executive officer and the executive officers’ potential for achieving the expectations. The CEO believed that a discretionary annual cash bonus arrangement was an appropriate mechanism for

20	MICROSTRATEGY | 2022 Proxy Statement

retaining, rewarding, and motivating Messrs. Le, Lang, and Shao with respect to 2021 because each of these executive officers was responsible for, among other things, strategic and operational objectives that cannot always be measured by traditional financial metrics, which objectives included (i) operational, financial, and human capital management initiatives, sales execution and performance, customer service, engagement, and consulting initiatives, development and execution of marketing initiatives, and the assumption of the CFO role in the case of Mr. Le, (ii) technological innovation and product release execution in the case of Mr. Lang, and (iii) oversight of corporate governance, commercial contracts, legal risk management, and other legal matters in the case of Mr. Shao.

The CEO determined to leave discretionary bonus targets for Messrs. Le, Lang, and Shao unchanged for 2022 after taking into consideration the factors described above.

In determining the bonus awards for Messrs. Le, Lang, and Shao with respect to 2021, the CEO subjectively determined each executive officer’s overall performance and achievement of various strategic, operational, and financial objectives, in relation to the target bonus amount that was previously established for the applicable executive officer, all in the context of general economic and industry conditions and Company performance. For example, the CEO subjectively determined that the executive officers enhanced our operational excellence, achieved specific elements of our long-term strategic plans, and implemented development of certain growth initiatives. In addition, the CEO subjectively determined that each of Messrs. Le, Lang, and Shao had made continued progress in the area of his responsibility. The CEO also considered (i) Mr. Le’s efforts in developing and implementing the Company’s bitcoin acquisition strategy, his efforts in structuring and executing the Company’s convertible note offering, secured note offering, and “at the market” equity offering and the additional responsibilities he undertook in connection with his assumption of the President role and (ii) Mr. Shao’s efforts in implementing the corporate governance and regulatory compliance aspects of the bitcoin acquisition strategy and his efforts in structuring and executing the Company’s convertible note offering, secured note offering, and “at the market” equity offering. None of these achievements were assigned any specific weighting or dollar amount of the total bonus.

The CEO calculated individual bonus payouts to each of Messrs. Le, Lang, and Shao utilizing the following formula:

Individual Annual Cash Bonus Target for 2021 ($)	X	Individual Achievement Percentage (%)	X	Company Performance Percentage (%)	=	Individual Bonus Payout ($)

Individual Achievement Percentage. The individual achievement percentage is based on the CEO’s subjective assessment of each executive officer’s overall performance and achievement of objectives for 2021. A higher performance assessment drives a higher individual percentage (and vice-versa) such that it is possible for an executive officer who exceeds performance expectations to receive an individual achievement percentage above 100% and for an executive officer with a low performance assessment to receive less than his bonus target or no bonus. The performance assessments were based on an overall subjective assessment of each executive officer’s performance and no single factor was determinative in the individual achievement percentage, nor was the impact of any individual factor on the individual achievement percentage quantifiable.

Company Performance Percentage. The Company performance percentage is based on the CEO’s subjective assessment of the Company’s overall business and product development achievements and financial performance. The CEO did not determine any pre-set range for the Company performance percentage and approved a Company performance percentage of 110% for 2021, which was equivalent to the average Company performance percentage used in determining bonuses for all Company employees on a discretionary bonus plan.

MICROSTRATEGY | 2022 Proxy Statement	21

In the first quarter of 2022, the CEO determined the cash bonus awards to Messrs. Le, Lang, and Shao with respect to performance in 2021 as follows:

	Individual Annual Cash Bonus Target for 2021 ($)	Individual Achievement Percentage (%)	Company Performance Percentage (%)	Individual Bonus Payout ($)
Phong Q. Le	750,000	121	110	1,000,000
Timothy E. Lang	500,000	105	110	575,000
W. Ming Shao	500,000	118	110	650,000

Equity Awards

From 2003 to 2013, we did not grant equity awards in MicroStrategy stock to executive officers. The last tranches of MicroStrategy stock options granted to our executive officers under our prior stock incentive plans vested in 2008. In September 2013, the Board adopted the 2013 Equity Plan in order to enhance our ability to attract, retain, reward, and motivate persons who are expected to make important contributions to the Company, and to provide such persons with equity ownership opportunities and performance-based incentives that are intended to further align their long-term interests with those of our stockholders. Eligible participants under the 2013 Equity Plan include employees, officers, directors, consultants, and advisors of the Company. Currently, an aggregate of 2,750,000 shares of our Class A Stock are authorized for issuance under the 2013 Equity Plan.

The 2013 Equity Plan provides for the grant of stock options, stock appreciation rights, restricted stock, RSUs, and other stock-based awards. Prior to 2020, the Compensation Committee only granted stock option awards to executive officers. In 2020, the Compensation Committee granted RSUs to each executive officer, other than Mr. Saylor, in lieu of stock options due to the ability of RSUs to provide value to their holders even if there is not significant appreciation in the Company’s stock price and thus provide for a more structured pay delivery that at the same time also provides for upside potential for recipients that aligns with Company performance. In 2021, the Compensation Committee returned to granting stock option awards to executive officers, as stock option awards enable us to compete effectively for executive talent in a cost-effective manner, which allows for more attractive packages to our executive officers, and stock options only provide a return to an award recipient if the price of our Class A Stock increases, which further motivates an award recipient to increase the long-term price of our Class A Stock, and helps to align the long-term interests of award recipients with those of our stockholders.

To encourage retention of award recipients, outstanding stock options and RSUs generally vest as to 25% of the original number of shares subject to the award on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the award is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable award agreement; provided that awards granted to executive officers will vest in full, to the extent not already vested, upon the occurrence of a “change in control event” if the executive officer is terminated without “cause” by the Company or resigns for “good reason” (in each case as defined in the applicable award agreement) within twelve (12) months following the change in control event or if the acquiring company does not assume the award or substitute equivalent awards. The outstanding stock options have an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date and expire ten years following the grant date. All outstanding awards are also subject to such other terms and conditions as are set forth in the 2013 Equity Plan and the applicable award agreement.

If a stock option recipient dies or becomes disabled before the final exercise date of an option, the option shall be exercisable within one year of the date of such death or disability; provided that such option shall be exercisable only to the extent that it was exercisable by the award recipient on the date of his or her death or disability and only until the final exercise date.

If a stock option recipient ceases to be eligible to receive award grants under the 2013 Equity Plan, including through termination of employment without cause, the stock option recipient generally retains the right to exercise his or her option to the extent that the option was exercisable on the date of such cessation for a period of three months after such cessation. However, if the stock option recipient is terminated for cause, the stock option recipient’s right to exercise his or her option terminates in full immediately upon such termination, and if the stock option recipient violates the non-competition or

22	MICROSTRATEGY | 2022 Proxy Statement

confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement, or other agreement between the stock option recipient and the Company, the stock option recipient’s right to exercise his or her option terminates in full immediately upon such violation.

Absent a change in control event, if an RSU recipient ceases to be eligible to receive award grants under the 2013 Equity Plan, including through termination of employment without cause, the RSUs that are unvested as of such time are forfeited immediately to the Company without payment of consideration.

In granting equity awards under the 2013 Equity Plan, the Compensation Committee, based on recommendations from the CEO, makes subjective evaluations of appropriate award amounts to help attract, retain, reward, and motivate the applicable executive officer based on the scope of the executive officer’s responsibilities, employment, and compensation history with us, overall compensation arrangements, including outstanding equity awards held by the executive officer, and long-term potential to enhance stockholder value, all in the context of general economic and industry conditions and Company performance.

In 2021, pursuant to the 2013 Equity Plan, the Compensation Committee granted stock options to purchase 40,000 shares of our Class A Stock to Mr. Le, 20,000 shares of our Class A Stock to Mr. Lang, and 20,000 shares of our Class A Stock to Mr. Shao on the terms and conditions as described above.

Additionally, several executive officers were granted equity awards in prior years. Specifically, Mr. Saylor received a stock option to purchase 400,000 shares of our Class A Stock in 2014; Mr. Le received stock options to purchase 40,000, 40,000, 80,000, and 100,000 shares of our Class A Stock in 2015, 2017, 2018, and 2019, respectively, and RSUs for 1,000 shares of our Class A Stock in 2020; Mr. Lang received stock options to purchase 50,000, 30,000, 40,000, and 20,000 shares of our Class A Stock in 2015, 2017, 2018, and 2019, respectively, and RSUs for 1,000 shares of our Class A Stock in 2020; and Mr. Shao received stock options to purchase 20,000, 10,000, 25,000, and 20,000 shares of our Class A Stock in 2014, 2015, 2018, and 2019, respectively, and RSUs for 1,000 shares of our Class A Stock in 2020.

We believe that stock option awards, RSUs, and our cash bonus arrangements, as applicable, provide appropriate short and long-term incentives to our executive officers to increase stockholder value through their collective efforts in corporate functions, product design, engineering, marketing, and sales and services to our customers.

Perquisites and Other Personal Benefits

In 2021, we provided the executive officers with perquisites and other personal benefits that the Compensation Committee and CEO believe are reasonable and consistent with our overall compensation program. We believe that the cost of these benefits to us is a reasonable use of our resources and we monitor these costs closely in reviewing our compensation program. The Company’s payment of these costs may result in imputed compensation to the executive officers for tax purposes. These benefits are designed to:

•	allow our executive officers to participate in important Company meetings and other events;

•

allow our executive officers to maintain appropriate levels of visibility and activity in business, professional, and social circles that may benefit our business, as well as enjoying time with friends and family;

•

allow our executive officers (and in particular, our CEO) to make more productive and efficient use of their time for Company business and enhance their personal security, in particular during personal travel;

•

allow our executive officers (and in particular, our CEO) to be in communication with the Company and available to quickly respond to time-sensitive Company matters during personal travel in an environment that allows for confidential communications regarding Company business;

•	promote our executive officers’ health and well-being; and

•	enhance our ability to retain our executive officers.

The Company has a program pursuant to which it arranges for individual disability insurance policies to be provided to eligible executive officers and certain other senior employees as a supplement to the group disability insurance that is available to most Company employees and pays the premiums with respect to such supplemental policies. In 2021, Messrs. Saylor and Shao were eligible to participate in this program. Messrs. Le and Lang were not eligible to participate in this program in 2021.

MICROSTRATEGY | 2022 Proxy Statement	23

The Company has a program pursuant to which it pays the cost of annual healthcare screenings for eligible executive officers. In 2021, all executive officers were eligible to participate in this program.

The Company’s executive officers are also eligible to participate in the Company’s 401(k) plan, which includes an employer match of up to $5,000 annually, and group term life insurance plan, each of which is a benefit available to most Company employees.

We own a Bombardier Global Express XRS aircraft (the “Global Express XRS” and, collectively with additional aircraft that the Company may lease or charter, the “Company Aircraft”). We permit personal use of Company Aircraft by Mr. Saylor and, to the extent approved by Mr. Saylor, other executive officers and employees of the Company when the applicable Company Aircraft is not being used exclusively for business. We have established various restrictions on the personal use of Company Aircraft. Prior to 2021, these limitations included restrictions that personal use by Mr. Saylor and any other director or employee of the Company may not exceed, in the aggregate, 200 flight hours in any fiscal year and that the total number of flight hours used for non-business use in any calendar year be less than 50% of the total number of flight hours used for business use and non-business use during that calendar year. In 2021, the Compensation Committee eliminated these restrictions due to both changes in the use of Company Aircraft resulting from the COVID-19 pandemic and the Global Express XRS having been fully depreciated for tax purposes, which reduced the financial impact on the Company of uncapped non-business use of the Global Express XRS.

We allow executive officers to make personal use of tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that we may acquire (collectively, the “Corporate Development Programs”).

From time to time, our Board may hold meetings and other related activities in various locations, for which we pay specified travel, lodging, food, beverage, entertainment, and related expenses on behalf of the participants (including any participating executive officers) and their guests.

We sponsor an annual trip and related events for sales and service personnel who have met specified performance criteria as well as certain executive officers, other Company personnel, and their guests. We pay for specified travel, lodging, food, beverage, entertainment, and related expenses on behalf of the participants (including any participating executive officers) and their guests. We have established a policy that the compensation imputed to Mr. Saylor as a result of this perquisite, excluding any associated tax gross-up payments, may not exceed $30,000 in any fiscal year.

The Company may also request that Company personnel, including executive officers, participate in conferences, symposia, and other similar events or activities relating to the Company’s business for which the Company pays for the expenses of Company participants and their guests.

From time to time, certain Company personnel, including executive officers, are offered meals prepared by the Company’s in-house catering department (“Company Meals”).

In 2021, we also made available to Mr. Saylor, as CEO, perquisites that were not generally available to other executive officers:

•

We permitted Mr. Saylor to use the services of one or more drivers for his personal use. We have established a policy that the aggregate compensation to Mr. Saylor and any other director or employee of the Company as a result of personal use of such car services, excluding any associated tax gross-up payments, may not exceed $100,000 in any fiscal year.

•

We subleased, at no rental cost, periodic use of a standard cubicle at our current headquarters building to Aeromar Management Company, LLC, which is a company wholly owned by Mr. Saylor and through which Mr. Saylor conducts personal business activities.

•

We paid for various costs related to a CEO security program pursuant to which security services are provided to Mr. Saylor, provided that the total cost to the Company of such program, together with any associated tax gross-up payments to Mr. Saylor, does not exceed $1,400,000 in any given calendar year (the “CEO Security Program Cap”). The Compensation Committee increased the amount of the CEO Security Program Cap to $1,400,000 in 2021 from $950,000 in 2020 due to increased security needs for Mr. Saylor as well as inflation-related adjustments.

24	MICROSTRATEGY | 2022 Proxy Statement

•

We permitted Mr. Saylor to make personal use of the Company’s in-house catering resources (such use, other than for Company Meals, “Non-Business Catering Use”). We have established a policy that the compensation imputed to Mr. Saylor as a result of Non-Business Catering Use, excluding any associated tax gross-up payments, may not exceed $25,000 in any fiscal year.

•

We may hold, host, or otherwise arrange events, outings, or other similar entertainment functions at which Mr. Saylor is permitted to entertain personal guests. We have established a policy that the aggregate incremental cost to us of such entertainment activities (to the extent that they are not Corporate Development Programs) attributable to Mr. Saylor, including any associated tax gross-up payments, may not exceed $75,000 in any fiscal year (the “Entertainment Events Cap”).

To the extent that any of the arrangements described above result in compensation to an executive officer, the Company pays to (or withholds and pays to the appropriate taxing authority on behalf of) such executive officer a tax gross-up in cash approximating his (i) federal and state income and payroll taxes on the taxable income associated with such arrangements, plus (ii) federal and state income and payroll taxes on the taxes that the individual may incur as a result of the payment of taxes by the Company with respect to the imputed compensation, subject to the Entertainment Events Cap and CEO Security Program Cap, as applicable.

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the CEO and may adjust, add, or eliminate certain perquisites or benefits. Similarly, the Compensation Committee and CEO periodically review the levels of perquisites and other personal benefits provided to the other executive officers and may adjust, add, or eliminate certain perquisites or benefits.

Change-in-control Agreement

The stock option awards and RSUs granted under the 2013 Equity Plan to our executive officers provide or provided, as applicable, for vesting in full (i) upon the occurrence of a change in control event or (ii) upon the termination without cause or resignation for good reason of the applicable executive officer within 12 months following a change in control event, in each case as described above in the “—Elements Used to Achieve 2021 Compensation Objectives—Equity Awards” section. For details on potential payments upon a change in control, please see “Executive and Director Compensation—Executive Officer Compensation—Potential Payments Upon Termination or Change in Control.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

By the Compensation Committee of the Board of Directors of MicroStrategy Incorporated.

Carl J. Rickertsen
Jarrod M. Patten
Leslie J. Rechan

MICROSTRATEGY | 2022 Proxy Statement	25

Executive Officer Compensation

The compensation information set forth below relates to compensation paid by us to our CEO, our CFO, and the other executive officers who were serving as executive officers as of December 31, 2021. In this section, we refer to all of these individuals as our “named executive officers” or our “executive officers.”

Summary Compensation Table

The table below sets forth certain information concerning the compensation of the executive officers for the fiscal years ended December 31, 2021, December 31, 2020, and December 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)		Total ($)
Michael J. Saylor Chairman of the Board & Chief Executive Officer	2021	1	—		—		—		—	2,780,240	(8)	2,780,241
	2020	1	—		—		—		—	407,159		407,160
	2019	1	—		—		—		—	1,070,231		1,070,232
Phong Q. Le(2) President & Chief Financial Officer	2021	900,000	1,000,000	(3)	—		15,237,200	(7)	—	1,581,384	(9)	18,718,584
	2020	743,583	900,000	(3)	192,270	(6)	—		—	43,348		1,879,202
	2019	667,250	650,000	(3)	—		5,435,000	(7)	—	58,500		6,810,750
Timothy E. Lang Senior Executive Vice President & Chief Technology Officer	2021	600,000	575,000	(4)	—		7,618,600	(7)	—	35,502	(10)	8,829,102
	2020	545,167	550,000	(4)	192,270	(6)	—		—	5,120		1,292,557
	2019	487,750	500,000	(4)	—		1,087,000	(7)	—	15,687		2,090,437
W. Ming Shao Senior Executive Vice President, General Counsel & Secretary	2021	600,000	650,000	(5)	—		7,618,600	(7)	—	42,445	(11)	8,911,045
	2020	548,167	550,000	(5)	192,270	(6)	—		—	5,120		1,295,557
	2019	523,500	450,000	(5)	—		1,087,000	(7)	—	15,181		2,075,681

(1)

All Other Compensation includes the value of perquisites and other personal benefits, employer 401(k) Plan Match, and group term Life Insurance for the executive officer, as well as tax gross-ups paid to him or her for the fiscal year.

For purposes of the amounts reported in this column for 2021:

•	“401(k) Plan Match” refers to matching payments of up to $5,000 annually made by the Company under the Company’s 401(k) plan, which is a benefit available to most Company employees;

•	“CEO Security Program” refers to the expenses related to the CEO security program pursuant to which the Company pays for various costs related to the provision of security to Mr. Saylor;

•

“Company Aircraft” refers to the Bombardier Global Express XRS aircraft owned by the Company, as well as such other aircraft that (i) we may, from time to time, lease or charter, including, without limitation, any aircraft subject to a fractional interest program in which we may participate by leasing a fractional interest and (ii) has been designated by the Company to be “Company Aircraft” under our aircraft use policy;

•

“Corporate Development Programs” refer to tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that the Company may acquire;

•	“Life Insurance” refers to premiums paid by the Company with respect to a group term life insurance plan, which is a benefit available to most Company employees;

•

“President’s Club” refers to an annual trip and related events for sales and services personnel who have met specified performance criteria as well as certain executive officers, other Company personnel, and their guests;

•	“Sublease” refers to the sublease of office space by the Company to Aeromar Management Company, LLC, which is wholly owned by Mr. Saylor; and

•

“Supplemental Disability Insurance” refers to premiums paid by the Company with respect to individual disability insurance policies provided to certain Company personnel, including eligible executive officers, as a supplement to the group disability insurance that is available to most Company employees.

See “Executive and Director Compensation—Compensation Discussion and Analysis” for further discussion of the benefits referred to in this footnote.

With respect to each item of All Other Compensation, we report the aggregate incremental cost to the Company. We generally calculate aggregate incremental cost to the Company by disregarding fixed costs that the Company has already incurred as a general matter but are necessary to provide the item and aggregating only the variable costs that the Company incurs as a result of providing the item to the executive officer. We calculate

26	MICROSTRATEGY | 2022 Proxy Statement

aggregate incremental cost to the Company for the following perquisites that represented the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for a particular executive officer as indicated below:

•

With respect to the Company Aircraft, we have determined that there is no aggregate incremental cost to the Company when personal guests of executive officers accompany executive officers on business flights. When the purpose of the flight is personal in nature, we determine the aggregate incremental cost of providing the Company Aircraft for personal use by aggregating variable costs associated with the particular flight such as fuel costs, crew travel expenses, casual and temporary labor costs, aviation staff expenses, aircraft trip planning fees, handler and landing fees, and catering costs. In addition, with respect to 2021, when determining the aggregate incremental cost of providing the Company Aircraft for personal use we also attributed to such personal use a pro rata share of the fixed costs of maintaining the Company Aircraft during the year (determined based on the total flight hours of an executive officer’s personal use in 2021 compared to the total flight hours of the Company Aircraft for all uses during 2021), due to the overall use of the Company Aircraft in 2021 having been primarily for personal rather than business purposes. This resulted in a substantial increase in aggregate incremental cost per flight hour of personal use for 2021 as compared to prior years.

•

With respect to the CEO Security Program, we have determined that the aggregate incremental cost to the Company of providing this benefit is calculated by prorating certain aggregated costs associated with the operation of the CEO Security Program by the percentage of time spent by the security specialists on matters that are personal in nature. Such costs include compensation and fees for the security specialists, travel, parking, lodging, and meal expenses associated with the provision of security services, consulting and advisory fees, rent and related office expenses, training, and other business costs. In addition, the aggregate incremental cost to the Company of providing the CEO Security Program includes amounts paid by the Company to enhance the operation and security of the network infrastructure at certain properties owned by Mr. Saylor.

(2)

During 2020, Mr. Le served as the Company’s Senior Executive Vice President & Chief Operating Officer until Lisa Mayr’s resignation in April 2020. From April 2020 to July 2020, Mr. Le served as the Company’s Senior Executive Vice President, Chief Operating Officer & Chief Financial Officer. In July 2020, Mr. Le was appointed as the Company’s President and ceased serving as the Company’s Senior Executive Vice President & Chief Operating Officer.

(3)	Amount shown represents a discretionary cash bonus awarded to Mr. Le for the respective fiscal year.
(4)	Amount shown represents a discretionary cash bonus awarded to Mr. Lang for the respective fiscal year.
(5)	Amount shown represents a discretionary cash bonus awarded to Mr. Shao for the respective fiscal year.
(6)

Represents the grant date fair value of RSUs granted under the 2013 Equity Plan, calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Note 12 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2020, for the assumptions made in determining grant date fair value for the RSUs. This amount reflects the grant date fair value for the RSUs and is not intended to represent the value, if any, that has been or will be actually realized by the individual.

(7)

Represents the grant date fair value of an option to purchase shares of our Class A Stock granted under the 2013 Equity Plan, calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Notes 10 and 11 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the years ended December 31, 2019, and December 31, 2021, respectively, for the assumptions made in determining grant date fair value for the option. This amount reflects the grant date fair value for the option and is not intended to represent the value, if any, that has been or will be actually realized by the individual.

(8)

Amount shown consists of (i) $2,332,724 in connection with personal use of the Company Aircraft, (ii) $277,970 in connection with the CEO Security Program, (iii) $164,606 in tax gross-ups paid to Mr. Saylor for 2021, and (iv) $4,939 in connection with Supplemental Disability Insurance.

(9)

Amount shown consists of (i) $1,475,732 in connection with personal use of the Company Aircraft, (ii) $76,022 in tax gross-ups paid to Mr. Le for 2021, (iii) $24,510 in connection with President’s Club, (iv) $5,000 in connection with 401(k) Plan Match, and (v) $120 in connection with Life Insurance.

(10)

Amount shown consists of (i) 18,421 in tax gross-ups paid to Mr. Lang for 2021, (ii) $11,461 in connection with President’s Club, (iii) $5,000 in connection with 401(k) Plan Match, (iv) $500 in connection with miscellaneous benefits, and (v) $120 in connection with Life Insurance. Mr. Lang’s personal use of the Company Aircraft resulted in no aggregate incremental cost to the Company.

(11)

Amount shown consists of (i) $14,953 in tax gross-ups paid to Mr. Shao for 2021, (ii) $12,425 in connection with President’s Club, (iii) $9,947 in connection with Supplemental Disability Insurance, (iv) $5,000 in connection with 401(k) Plan Match, and (v) $120 in connection with Life Insurance. Mr. Shao’s personal use of the Company Aircraft resulted in no aggregate incremental cost to the Company.

MICROSTRATEGY | 2022 Proxy Statement	27

Grants of Plan-based Awards for 2021

The following table sets forth certain information concerning grants of plan-based awards to the executive officers for the fiscal year ended December 31, 2021:

		Estimated Possible Payouts Under Non-equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Michael J. Saylor	—	—	—	—	—	—	—	—
Phong Q. Le	2/23/2021	—	—	—	—	40,000	$691.23	15,237,200
Timothy E. Lang	2/23/2021	—	—	—	—	20,000	$691.23	7,618,600
W. Ming Shao	2/23/2021	—	—	—	—	20,000	$691.23	7,618,600

(1)

Amounts shown relate to options to purchase shares of our Class A Stock granted under the 2013 Equity Plan. Each option (i) is not intended to qualify as an incentive stock option, (ii) expires on the tenth anniversary of the date of grant, (iii) vested or will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the date of grant and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable option agreement, (iv) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement, and (v) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2013 Equity Plan.

(2)

Amounts calculated in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation.” See Note 11 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2021, for the assumptions made in determining grant date fair values. These amounts reflect the grant date fair values for these options and are not intended to represent the value, if any, that has been or will be actually realized by the individual.

Outstanding Equity Awards at 2021 Fiscal Year-end

The following table sets forth information concerning unexercised options and unvested RSUs outstanding as of December 31, 2021, for each of the executive officers. All option awards and RSUs were with respect to our Class A Stock and were granted under the 2013 Equity Plan.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price per Share ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)
Michael J. Saylor	400,000	—	121.43	4/30/2024	—	—
Phong Q. Le	10,000	—	189.16	3/8/2027
	—	20,000	131.53	2/8/2028	—	—
	25,000	50,000	151.60	11/22/2029	—	—
	—	40,000	691.23	2/23/2031	—	—
	—	—	—	—	750	408,368
Timothy E. Lang	10,000	—	189.16	3/8/2027	—	—
	—	10,000	131.53	2/8/2028	—	—
	5,000	10,000	151.60	11/22/2029	—	—
	—	20,000	691.23	2/23/2031	—	—
	—	—	—	—	750	408,368
W. Ming Shao	—	6,250	131.53	2/8/2028	—	—
	8,250	10,000	151.60	11/22/2029	—	—
	—	20,000	691.23	2/23/2031	—	—
	—	—	—	—	750	408,368

(1)

Each option (i) is not intended to qualify as an incentive stock option, (ii) has an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date, (iii) expires on the tenth anniversary of the grant date, (iv) vested or will vest as to 25% of the original

28	MICROSTRATEGY | 2022 Proxy Statement

number of shares subject to the stock option on the first anniversary of the grant date and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable option agreement, (v) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement, and (vi) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2013 Equity Plan.
(2)

Amounts shown relate to RSUs. The RSUs (i) will vest as to 25% of the underlying shares on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the RSUs are vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable RSU agreement, (ii) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable RSU agreement, and (iii) is otherwise subject to such other terms and conditions as are set forth in the applicable RSU agreement and the 2013 Equity Plan.

(3)	The market value of the RSUs is based on the closing price of our Class A Stock on Nasdaq on December 31, 2021.

Option Exercises and Stock Vested in 2021

The following table sets forth information concerning (i) the number of shares acquired and the value realized on exercise or transfer for value of stock options and (ii) the number of shares acquired, and the value realized on vesting of stock awards during the fiscal year ended December 31, 2021, by each of the executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Saylor	—	—	—	—
Phong Q. Le	50,000	29,276,489	250	202,933
Timothy E. Lang	40,000	23,771,485	250	202,933
W. Ming Shao	25,500	15,471,091	250	202,933

Potential Payments Upon Termination or Change in Control

The options to purchase shares of our Class A Stock granted under the 2013 Equity Plan to the executive officers outstanding as of December 31, 2021 provide for vesting in full in connection with a change in control event if the executive officer is terminated without “cause” by the Company or resigns for “good reason,” in each case as defined in the applicable option agreement, within twelve (12) months following the change in control event or if the acquiring company does not assume the options or substitute equivalent awards. If such a change in control event had occurred on December 31, 2021, and the specified conditions as set forth in the applicable option agreement were satisfied:

•	no portion of the option held by Mr. Saylor would have been subject to accelerated vesting because the option was already fully vested as of December 31, 2021;

•

the vesting of the options held by Mr. Le would have been accelerated with respect to (i) 20,000 shares granted in 2018, representing a benefit of $8,259,200, based on the difference between $131.53, the exercise price per share of the option, and $544.49, the closing price of our Class A Stock on Nasdaq on December 31, 2021, and (ii) 50,000 shares granted in 2019, representing a benefit of $19,644,500, based on the difference between $151.60, the exercise price per share of the option, and $544.49, the closing price of our Class A Stock on Nasdaq on December 31, 2021; no portion of the option granted in 2017 would have been subject to accelerated vesting because the remaining shares underlying such option were already fully vested as of December 31, 2021; and accelerated vesting of the option granted in 2021 would not have resulted in a benefit because the exercise price of the shares underlying such option was greater than the closing price of our Class A Stock on Nasdaq on December 31, 2021;

•

the vesting of the options held by Mr. Lang would have been accelerated with respect to (i) 10,000 shares granted in 2018, representing a benefit of $4,129,600, based on the difference between $131.53, the exercise price per share of the option, and $544.49, the closing price of our Class A Stock on Nasdaq on December 31, 2021, and (ii) 10,000 shares granted in 2019, representing a benefit of $3,928,900, based on the difference between $151.60, the exercise price per share of the option, and $544.49, the closing price of our Class A Stock on Nasdaq on December 31, 2021; no portion of the option granted in 2017 would have been subject to accelerated vesting because the remaining shares underlying such option were already fully vested as of December 31, 2021; and accelerated vesting of the option granted in 2021 would not have resulted in a benefit because the exercise price of the shares underlying such option was greater than the closing price of our Class A Stock on Nasdaq on December 31, 2021; and

MICROSTRATEGY | 2022 Proxy Statement	29

•

the vesting of the options held by Mr. Shao would have been accelerated with respect to (i) 6,250 shares granted in 2018, representing a benefit of $2,581,000, based on the difference between $131.53, the exercise price per share of the option, and $544.49, the closing price of our Class A Stock on Nasdaq on December 31, 2021, and (ii) 10,000 shares granted in 2019, representing a benefit of $3,928,900, based on the difference between $151.60, the exercise price per share of the option, and $544.49, the closing price of our Class A Stock on Nasdaq on December 31, 2021; no portion of the option granted in 2021 would have resulted in a benefit because the exercise price of the shares underlying such option was greater than the closing price of our Class A Stock on Nasdaq on December 31, 2021.

As with the options, the RSUs granted under the 2013 Equity Plan to the executive officers outstanding as of December 31, 2021 provide for vesting in full in connection with a change in control event if the executive officer is terminated without “cause” by the Company or resigns for “good reason,” in each case as defined in the applicable RSU agreement, within twelve (12) months following the change in control event or if the acquiring company does not assume the RSUs or substitute equivalent awards. If such a change in control event had occurred on December 31, 2021, and the specified conditions as set forth in the applicable RSU agreement were satisfied, the vesting of the RSUs held by each of Messrs. Le, Lang, and Shao would have been accelerated with respect to 750 shares each, representing a benefit of $408,368, based on the $544.49 closing price of our Class A Stock on Nasdaq on December 31, 2021.

30	MICROSTRATEGY | 2022 Proxy Statement

Director Compensation

Each non-employee or “outside” director receives a fee of $37,500 for each quarterly meeting of the Board that the outside director attends in person. Since March 2020, in light of potential continued concerns related to the COVID-19 pandemic, an outside director’s attendance virtually at a Board or committee meeting has been considered attendance in person at the meeting. An outside director may be paid this fee for attending a quarterly Board meeting via telephonic conference call if the outside director has good reason for the outside director’s failure to attend such meeting in person as determined by the Chairman of the Board, but such payment is limited to one occurrence in any given fiscal year. Each outside director who is a member of the Audit Committee also receives a fee of $10,000 (or $12,500 in the case of the Chair of the Audit Committee) for each quarterly meeting of such committee that the outside director attends or is deemed to attend in person. Each outside director who is a member of the Compensation Committee also receives a fee of $5,000 (or $7,500 in the case of the Chair of the Compensation Committee), which is paid quarterly; provided that, in order to be eligible to receive the fee with respect to a fiscal quarter, the outside director must have served on the Compensation Committee on the last day of such fiscal quarter. Each outside director may also receive up to an additional $12,000 of fees in the aggregate in any fiscal quarter for additional services delegated by the Board to such outside director in the outside director’s capacity as a member of the Audit Committee, the Compensation Committee, the Board, or any other committee of the Board; provided that any such fee paid with respect to a particular service must be approved by the Board following the completion of such service by the outside director. Beginning in April 2021, outside directors have received all fees for their service on the Board in bitcoin instead of cash. The amount of Board fees payable to outside directors remains unchanged and will be nominally denominated in U.S. dollars. At the time of payment, the fees will be converted from U.S. dollars into bitcoin by the payment processor and then deposited into the digital wallet of the applicable outside director. Additionally, since May 2015, each outside director receives on May 31 of each year an automatic annual stock option award to purchase 5,000 shares of our Class A Stock in accordance with the terms of the 2013 Equity Plan.

From time to time, the Board may hold meetings and other related activities in various locations for which the Company pays for the expenses of outside directors and their guests (“Meeting Activities”). In addition, we may hold, host, or otherwise arrange parties, outings, or other similar entertainment events for which the Company pays for the expenses of outside directors and their guests (“Entertainment Events”). We may also request that outside directors participate in conferences, symposia, and other similar events or activities relating to our business for which the Company pays the expenses of outside directors and their guests (“Company-sponsored Activities” and collectively with Meeting Activities and Entertainment Events, “MicroStrategy Activities”). Any employee director is also eligible to participate in MicroStrategy Activities.

We are also authorized to make available, from time to time, for personal use by outside directors, our executive officers, and other employees of the Company and its subsidiaries: tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that we may acquire; Company-owned vehicles and related driving services; the services of one or more drivers for vehicles other than Company-owned vehicles; and Company Aircraft which includes the Company’s Bombardier Global Express XRS aircraft, as well as such other aircraft (i) that we may, from time to time, lease or charter, including, without limitation, any aircraft subject to a fractional interest program in which we may participate by leasing a fractional interest and (ii) that has been designated by the Company to be “Company Aircraft” under our aircraft use policy. Outside directors may make personal use of Company Aircraft; provided that (a) all outside directors are invited by the Company to travel on the applicable flight and (b) such personal use is in connection with the outside director’s participation in one or more (1) Meeting Activities, (2) Entertainment Events to which all outside directors have been invited, or (3) Company-sponsored Activities. In addition, outside directors may make personal use of Company Aircraft on a “ride-along” basis. We also make available to outside directors certain medical, dental, and vision insurance plan benefits that we offer to our U.S. employees.

To the extent that any of the arrangements described above, other than fee compensation, result in imputed compensation to an outside director, we pay to (or withhold and pay to the appropriate taxing authority on behalf of) such outside director a tax gross-up in cash approximating his (i) federal and state income and payroll taxes on the taxable income associated with such arrangements, plus (ii) federal and state income and payroll taxes on the taxes that the outside director may incur as a result of the payment of taxes by us with respect to the imputed compensation, subject to the aggregate amount limitations described above in “Executive and Director Compensation—Compensation Discussion and Analysis,” if applicable.

MICROSTRATEGY | 2022 Proxy Statement	31

The following table sets forth information concerning the compensation of each of our non-employee directors for the fiscal year ended December 31, 2021. For more information regarding the compensation of our employee director, Mr. Saylor, please see “Executive and Director Compensation—Executive Officer Compensation” above.

Name	Fees Earned or Paid in Bitcoin ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Stephen X. Graham	200,000	1,264,050	21,098	1,485,148
Jarrod M. Patten	210,000	1,264,050	11,158	1,485,208
Leslie J. Rechan	170,000	1,264,050	—	1,434,050
Carl J. Rickertsen	220,000	1,264,050	7,442	1,491,492

(1)

Represents the grant date fair value of an option to purchase shares of our Class A Stock awarded to each non-employee director on May 31, 2021, constituting the automatic annual grant awarded to each non-employee director pursuant to the 2013 Equity Plan, and calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Note 11 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2021, for the assumptions made in determining grant date fair value for these options. The amounts reflect the grant date fair value for these options and are not intended to represent the value, if any, that has been or will be actually realized by the individual. As of December 31, 2021, our non-employee directors held the following shares of our Class A Stock and the following number of outstanding options to purchase shares of our Class A Stock:

Name	Shares of Class A Stock	Outstanding Options(a)
Stephen X. Graham	200	34,000
Jarrod M. Patten	—	59,000
Leslie J. Rechan	—	16,250
Carl J. Rickertsen	—	12,500

(a)

Each option (i) is not intended to qualify as an incentive stock option, (ii) has an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date, (iii) expires on the tenth anniversary of the grant date, (iv) vested or will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the grant date and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable option agreement, (v) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement, and (vi) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2013 Equity Plan.

(2)

All Other Compensation includes the value of perquisites and other personal benefits for the director, as well as tax gross-ups paid to the applicable director for the fiscal year, but does not include perquisites and other personal benefits for the director if the total value of all perquisites and other personal benefits for such director in a given fiscal year was less than $10,000. For the fiscal year ended December 31, 2021, the figures shown in this column represent only tax gross-ups paid to the applicable director for the fiscal year. Personal use of the Company Aircraft by Messrs. Graham, Patten, and Rickertsen resulted in no aggregate incremental cost to the Company.

32	MICROSTRATEGY | 2022 Proxy Statement

Equity Compensation Plan Information

The following table provides information as of December 31, 2021, about our Class A Stock authorized for issuance under our 2013 Equity Plan and our 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which were our only equity compensation plans in effect as of December 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted average exercise price of outstanding options, warrants, and rights ($/Sh)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by stockholders	1,271,869	$246.53(1)	644,657(2)
Equity compensation plans not approved by stockholders	—	—	—
Total	1,271,869	$246.53(1)	644,657(2)

(1)

Represents the weighted-average exercise price of 1,166,754 options and 105,115 RSUs issued under our 2013 Equity Plan. The weighted-average exercise price of the options is $268.74. The RSUs do not have an exercise price.

(2)

Consists of 549,269 shares remaining available for issuance under the 2013 Equity Plan and 95,388 shares remaining available for issuance under the 2021 ESPP. This number excludes 7,450 shares that were issued at the end of the ESPP purchase period, which began on September 1, 2021, and ended on February 28, 2022, after the end of our 2021 fiscal year. Shares available for issuance under the 2013 Equity Plan may be issued pursuant to options, stock appreciation rights, restricted stock, RSUs, and other stock-based awards.

CEO Pay Ratio

Pursuant to applicable SEC rules, set forth below is the ratio of the total annual compensation of our CEO to the median of the total annual compensation of our employees (excluding our CEO) for 2021. The ratio below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We selected the median employee from the group of 2,122 U.S. and non-U.S., full-time, part-time, temporary, and seasonal workers who were employed as of December 31, 2021 (the “Employee Pool”). The Employee Pool did not include the CEO or third-party consultants and contractors. In identifying our median employee, we calculated the total annual compensation of each employee for the year ended December 31, 2021, using internal payroll and human resources records. Compensation calculated in foreign currency was converted into U.S. dollars using fixed foreign exchange rates set by our finance department.

As disclosed in the Summary Compensation Table on page 26, the total compensation for our CEO in 2021, as determined under Item 402 of Regulation S-K, was $2,780,241. The total compensation for our median employee in 2021, as determined under Item 402 of Regulation S-K, was $112,166. Based on the foregoing, for 2021, we estimate the ratio of our CEO’s total annual compensation to our median employee’s total annual compensation to be 24.8 to 1. Given the different methodologies that companies use in estimating their pay ratios, our estimated pay ratio set forth above should not be used as a basis for comparing companies.

MICROSTRATEGY | 2022 Proxy Statement	33

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2021, and discussed them with management and the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”).

The Audit Committee has received from and discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence from the Company.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

By the Audit Committee of the Board of Directors of MicroStrategy Incorporated.

Stephen X. Graham
Jarrod M. Patten
Carl J. Rickertsen

34	MICROSTRATEGY | 2022 Proxy Statement

PROPOSAL 2—RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

The Audit Committee has selected, and the Board has ratified the Audit Committee’s selection of, KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Although stockholder approval of the selection of KPMG is not required by law, the Company believes that it is advisable to give stockholders an opportunity to ratify this selection. If this Proposal 2 is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of KPMG.

Representatives of KPMG are expected to attend the virtual Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

The Board Recommends a Vote “FOR” the Ratification of the Selection of KPMG.	✔

MICROSTRATEGY | 2022 Proxy Statement	35

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Fees and Services

Aggregate fees for professional services rendered by KPMG to us for work performed during and related to the fiscal years ended December 31, 2021, and 2020 are summarized in the table below.

	Year Ended December 31,
Fee Category	2021 ($)	2020 ($)
Audit Fees	3,331,762	2,609,760
Total Fees	3,331,762	2,609,760

Audit Fees. This category includes fees for professional services rendered for the audits of our consolidated financial statements, services related to Sarbanes-Oxley Act compliance, assistance with review of documents filed with the SEC, services performed in connection with the issuance of comfort letters and consents, and statutory and subsidiary audits.

Audit Committee Pre-approval Policies and Procedures

During the fiscal years ended December 31, 2021, and 2020, the Audit Committee pre-approved all services (audit and non-audit) provided to MicroStrategy by our independent registered public accounting firm. In situations where a matter cannot wait until a full Audit Committee meeting, the Chair of the Audit Committee has authority to consider and, if appropriate, approve audit and non-audit services. Any decision by the Chair of the Audit Committee to pre-approve services must be presented to the full Audit Committee at its next scheduled quarterly meeting. The Audit Committee requires us to make required disclosure in our SEC periodic reports relating to the approval by the Audit Committee of audit and non-audit services to be performed by the independent registered public accounting firm and the fees paid by us for such services. All fees related to services performed by KPMG during the fiscal years ended December 31, 2021, and 2020, respectively, were approved by the Audit Committee.

36	MICROSTRATEGY | 2022 Proxy Statement

OTHER MATTERS

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or otherwise act in accordance with their judgment on such matters.

By Order of the Board of Directors,

W. Ming Shao
Senior Executive Vice President, General Counsel and Secretary

April 14, 2022

The Board hopes that stockholders will attend the Annual Meeting. Whether or not you plan to attend, to help ensure representation of your shares at the Annual Meeting, you are urged to submit your voting instructions over the telephone or on the Internet or, if you received a printed copy of the proxy materials, by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting voting instructions or a proxy card will not prevent you from attending the Annual Meeting and voting online during the Annual Meeting.

MICROSTRATEGY | 2022 Proxy Statement	37

1850 Towers Crescent Plaza | Tysons Corner, VA 22182 | Copyright ©2022. All Rights Reserved.

microstrategy.com

MICROSTRATEGY INCORPORATED

ATTN: GENERAL COUNSEL

1850 TOWERS CRESCENT PLAZA

TYSONS CORNER, VA 22182

VOTE BY INTERNET

Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 24, 2022. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/MSTR2022

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 24, 2022. Have your Proxy Card in hand when you call and then follow the instructions.

VOTE BY MAIL

Please fill in, date, and sign your Proxy Card and return it in the postage-paid envelope we have provided as soon as possible or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D75164-P66589                                 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MICROSTRATEGY INCORPORATED				Withhold Authority For All Nominees
The Board of Directors recommends you vote FOR each of the following nominees:			For All Nominees		For All Except

1.	To elect the following five (5) directors for the next year.		☐	☐	☐

Nominees:

	01)	Michael J. Saylor
	02)	Stephen X. Graham
	03)	Jarrod M. Patten
	04)	Leslie J. Rechan

	05)	Carl J. Rickertsen

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom you wish to withhold authority on the line below.

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Ratify the selection of KPMG LLP as MicroStrategy Incorporated’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

Please sign exactly as your name or names appear(s) on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Notice of Internet Availability of Proxy Materials:

The Annual Report and Notice of Meeting & Proxy Statement are available at www.proxyvote.com.

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D75165-P66589

MICROSTRATEGY INCORPORATED

Proxy for the Annual Meeting of Stockholders

to be held on Wednesday, May 25, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Michael J. Saylor and W. Ming Shao, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of MicroStrategy Incorporated (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2022, on Wednesday, May 25, 2022 at 10:00 a.m., Eastern Daylight Time, and at any adjournment thereof (the “Meeting”).

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.

This proxy, when properly delivered, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR” Proposals 1 and 2. This proxy may be revoked by the undersigned at any time before its exercise by delivery of written revocation or a subsequently dated Proxy Card to the Secretary of the Company or by voting electronically during the Meeting.

Continued and to be signed on reverse side